CONFORMED COPY

            U.S.150,000,000

              8.75 PER CENT. LOAN PARTICIPATION NOTES
DUE 2016 WITH AN INTEREST RATE STEP UP IN 2011

             issued by, but without recourse to,

            STANDARD BANK PLC

             for the sole purpose of financing a u.s.$150,000,000 subordinated loan to

            CLOSED JOINT-STOCK COMPANY COMMERCIAL BANK PRIVATBANK

trust deed

CONTENTS
Clause	Page
1. Definitions and Interpretation	1
2. Covenant to Repay	8
3. The Original Notes	11
4. Security Interests	12
5. Stamp Duty	18
6. Covenant to comply with Trust Deed and Schedules	18
7. Enforcement Proceedings; Evidence of Default	18
8. Application of moneys received by the Trustee	20
9. Investment by Trustee	20
10. Withholding or deduction from distribution or payment	20
11. Authorised investments	21
12. Deposit of Documents	21
13. Payment to Noteholders	21
14. Production of Notes	22
15. Covenants by the Issuer	22
16. Amendments and Substitution	25
17. Terms of Appointment	29
18. Provisions in favour of the Trustee as regards the Charged Property and the Transferred Rights	36
19. Appointment and Retirement	39
20. Notices	40
21. Law and Jurisdiction	42
22. Severability	42
23. Contracts (Rights of Third Parties) Act 1999	42
24. Counterparts	42
SCHEDULE 1 Form of Temporary Global Note	43
SCHEDULE 2 Form of Permanent Global Note	53
SCHEDULE 3 Form of Definitive Note	60
SCHEDULE 4 Terms and Conditions of the Original Notes	66
SCHEDULE 5 Provisions For Meeting Of Noteholders	80
SCHEDULE 6 Form of Notice of Charge and Assignment by way of security of Subordinated Loan Agreement	89
SCHEDULE 7 Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Subordinated Loan Agreement	91
SCHEDULE 8 Form of Notice of Charge of the collection Account	93
SCHEDULE 9 Form of Acknowledgement of Notice of Charge of the collection Account	95
SCHEDULE 10 Trustee's Powers In Relation To The Charged Property And The Transferred Rights	97
SCHEDULE 11 Form Of Certification Of Irrevocable And Unconditional Discharge By Issuer Of All Sums Under Trust Deed And The Notes	98
SCHEDULE 12 Form Of Release, Reassignment Or Discharge Of Transferred Rights	99

THIS TRUST DEED is made on 9 February 2006

BETWEEN:

(1)	STANDARD BANK PLC (the "Issuer"); and
(2)	J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED (the "Trustee", which expression shall include, where the context so admits, all persons or companies for the time being the trustee or trustees of this Trust Deed).

WHEREAS

(B)	The Issuer has authorised the creation and issue of U.S.$150,000,000 in aggregate principal amount of 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 to be constituted by this Trust Deed, for the sole purpose of financing a subordinated loan of an aggregate amount of U.S.$150,00,000 to Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") on the terms and conditions of the Subordinated Loan Agreement (as defined below)
(C)	Amounts payable in respect of the Notes shall constitute an obligation of the Issuer only to pay to the Noteholders to the extent of amounts actually received by or for the account of the Issuer pursuant to the Subordinated Loan Agreement. Accordingly, the Issuer's obligations are limited recourse.
(D)	By virtue of the Security Interest (as defined below), the Issuer is charging and assigning certain of its present and future rights and interests in respect of the Subordinated Loan Agreement and the Collection Account (as defined below) in favour of the Trustee as continuing security for the payment obligations of the Issuer under this Trust Deed and the Notes.
(E)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

NOW THIS DEED WITNESSES AND IT IS HEREBY DECLARED as follows:

1.	Definitions and Interpretation
1.1	Definitions

In this Trust Deed the following expressions have the following meanings:

"Additional Amounts" means any payment required to be made for the benefit of the Noteholders under clause 7.1 (Additional Amounts) of the Subordinated Loan Agreement;

"Affiliate" of any specified Person means (i) any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person, (ii) any other Person who is a director or officer (A) of such specified Person, (B) of any Subsidiary of such specified Person or (C) of any Person described in paragraph (i) above. For the purpose of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, but contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing;

"Agency Agreement" means, in relation to the Notes of any relevant series, the agreement appointing the initial Agents in relation to such Notes and any other agreement for the time being in force appointing Successor agents in relation to such Notes, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements in relation to such Notes;

"Agents" means the Principal Paying Agent, the other Paying Agents, or any of them;

"Appointee" means any Receiver, attorney, manager, nominee, custodian, delegate, agent or other person appointed by the Trustee pursuant to the provisions of this Trust Deed;

"Authorised Signatory" means any director or any other person or persons notified to the Trustee by any director as being an Authorised Signatory pursuant to Clause 15.18 (Authorised Signatories);

"Bankruptcy Event" has the meaning ascribed to it in the Subordinated Loan Agreement;

"Charge" has the meaning ascribed to it in Clause 4.1 (The Charge);

"Clearstream, Luxembourg" means Clearstream Banking, société anonyme;

"Collection Account" means an account of the Issuer with the Principal Paying Agent at its Specified Office, having the Collection Account Number 25401102;

"Conditions" means, in relation to the Original Notes, the terms and conditions to be endorsed on the Original Notes, in the form or substantially in the form set out in Schedule 4 (Terms and Conditions of the Original Notes), and, in relation to any Further Notes, the terms and conditions endorsed on the related notes in accordance with the supplemental deed relating thereto or substantially in the form set out or referred to in the supplemental deed relating thereto, as any of the same may from time to time be modified in accordance with this Trust Deed; and any reference in this Trust Deed to a particular numbered Condition shall be construed in relation to the Original Notes accordingly and any reference in this Trust Deed to a particular numbered Condition in relation to any Further Notes shall be construed as a reference to the provision (if any) in the Conditions of such Further Notes which corresponds to the particular numbered Condition of the Original Notes;

"Couponholder" means the holder of a Coupon;

"Coupons" means the bearer interest coupons in or substantially in the term set out in Schedule 3 appertaining to the Notes or, as the context may require, a specific number thereof and includes any replacement Coupons issued pursuant to Condition 10;

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System;

"Extraordinary Resolution" has the meaning set out in Schedule 5 (Provisions for Meeting of Noteholders);

"Fees Indemnity Letter" means the letter agreement between the Issuer, the Borrower, the Trustee and the other persons named therein dated 3 February 2006 setting out the fees, expenses and certain other amounts payable by the Borrower in connection with this Agreement, the Agency Agreement and the Subordinated Loan Agreement;

"Further Notes" means any notes of the Issuer constituted in relation to a deed supplemental to this Trust Deed pursuant to Clause 2.8 (Further Issues) and for the time being outstanding or, as the context may require, a specific number thereof;

"Global Notes" means the Original Temporary Global Note and Original Permanent Global Note and any other global notes representing Further Notes or any of them;

"Liabilities" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"Noteholder" means an Original Noteholder or holder of Further Note(s);

"Notes" means the Original Notes and any Further Notes;

"Original Noteholder" and (in relation to a Note) "holder" means the bearer of an Original Note;

"Original Notes" means the bearer notes, in denominations of US$100,000 and multiples of US$1,000 in excess thereof, each comprising the U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 constituted by this Trust Deed to be represented by a Note or Notes, in or substantially in the form set out in Schedules 1 (Form of Temporary Global Note), 2 (Form of Permanent Global Note) and 3 (Form of Definitive Note), and for the time being outstanding or, as the case may be, a specific number thereof and includes any replacement Original Notes issued pursuant to Condition 10 (Replacement of Notes and Coupons) and (except for the purposes of Clause 3.1 (Global Notes) and 3.3 (Signature)) the Original Temporary Global Note and Original Permanent Global Note for so long as it has not been exchanged in accordance with the terms thereof;

"Original Permanent Global Note" means the Original Permanent Global Note to be issued pursuant to Clause 3.1 (Global Notes) in the form or substantially in the form set out in Schedule 2 (Form of Permanent Global Note);

"Original Temporary Global Note" means the Original Temporary Global Notes to be issued pursuant to Clause 3.1 (Global Notes) in the form or substantially in the form set out in Schedule 1 (Form of Temporary Global Note);

"outstanding" means, in relation to the Notes, all the Notes other than:

(a)	those which have been redeemed in accordance with the Conditions and this Trust Deed;
(b)	those in respect of which the date for redemption in accordance with the provisions of the Conditions has occurred and for which the redemption moneys (including, without limitation, all interest accrued thereon) have been duly paid to the Trustee in the manner provided for in the Trust Deed or to the Principal Paying Agent in the manner provided for in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 14 (Notices)) and remain available for payment in accordance with the Conditions;
(c)	those which have become void under Condition 8 (Prescription);
(d)	those mutilated or defaced Notes which have been surrendered or cancelled and in respect of which replacement Notes have been issued pursuant to Condition 10 (Replacement of Notes and Coupons);
(e)	(for the purpose only of ascertaining the amount of the Notes outstanding and without prejudice to the status for any other purpose of the relevant Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacements have been issued pursuant to Condition 10 (Replacement of Notes and Coupons); and
(f)	any Global Note to the extent that it shall have been exchanged for the other Global Note or for the Notes in definitive form pursuant to its provisions;

provided that for each of the following purposes:

(i)	the right to attend and vote at any meeting of Noteholders;
(ii)	the determination of how many and which Notes are for the time being outstanding for the purposes of Clauses 7.1 (Enforcement) and 16.1 (Waiver), Condition 11 (Meetings of Noteholders; Modification and Waiver; Substitution) and 12 (Enforcement) and Schedule 5 (Provisions for Meeting of Noteholders); and
(iii)	the exercise of any discretion, power or authority, whether contained in this Trust Deed or provided by law, which the Trustee is required to exercise in or by reference to the interests of the Noteholders or any of them;

those Notes (if any) which are for the time being held by any person (including but not limited to the Borrower, the Issuer or any Subsidiary or Affiliate of any of them) for the benefit of the Borrower or any Subsidiary or Affiliate of any of them shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"Paying Agents" means, in relation to the Notes of any relevant series the several institutions (including, where the context permits, the Principal Paying Agent) at their respective Specified Offices initially appointed pursuant to the relative Agency Agreement and/or, if applicable, any Successor paying agents, in relation to such Notes at their respective Specified Offices;

"Permanent Global Note" means the Original Permanent Global Note and any other permanent global note representing the Further Notes or any of them;

"Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organisation, government, or any agency or political sub-division thereof or any other entity;

"Potential Bankruptcy Event" has the meaning ascribed to it in the Subordinated Loan Agreement;

"Principal Paying Agent" means, in relation to the Notes of any series, the institution at its Specified Office initially appointed as principal paying agent in relation to such Notes pursuant to the relative Agency Agreement or, if applicable, any Successor principal paying agent in relation to such Notes at its Specified Office;

"Principal Trust Deed" means this Trust Deed constituting the Original Notes;

"Relevant Date" has the meaning ascribed to it in Condition 7 (Taxation);

"Relevant Event" has the meaning ascribed to it in Condition 13 (Enforcement);

"Repay" shall include "redeem" and vice versa and "repaid", "repayable", "repayment", "redeemed", "redeemable" and "redemption" shall be construed accordingly;

"Reserved Rights" has the meaning ascribed to it in Condition 3 (Security);

"Security Interests" means the Charge and the Subordinated Loan Administration Assignment;

"Specified Office" means, in relation to any Agent, either the office identified with its name in the Conditions of the Notes of the relevant series or any other office notified to any relevant parties pursuant to the Agency Agreement;

"Subordinated Loan" means the subordinated loan to the Borrower referred to in Recital (B) above made upon and subject to the terms, conditions and provisions of the Subordinated Loan Agreement or, as the context may require, the aggregate principal amount thereof for the time being outstanding;

"Subordinated Loan Administration Assignment" has the meaning set out in Clause 4.2 (Assignment);

"Subordinated Loan Agreement" means the subordinated loan agreement dated 3 February 2006 between the Borrower and the Issuer as lender relating to the Subordinated Loan as supplemented, amended or restated from time to time;

"Subsidiary" has the meaning ascribed to it in the Subordinated Loan Agreement;

"Successor" means, in relation to the Agents, such other or further person, as may from time to time be appointed pursuant to the Agency Agreement as an Agent;

"Tax Indemnity Amounts" means any payment required to be made under clause 7.3.1 and, to the extent it relates to a withholding or deduction in respect of a payment to a Noteholder, clause 7.3.3 of the Subordinated Loan Agreement;

"Temporary Global Note" means the Original Temporary Global Note and any temporary global notes representing the Further Notes or any of them;

"this Trust Deed" means this Trust Deed and the Schedules herein (as supplemented, amended or restated from time to time) and (unless the context requires otherwise) includes any deed or other document executed in accordance with the provisions hereof (as from time to time modified in accordance with the provisions contained therein);

"Transaction Documents" means the Trust Deed, the Subordinated Loan Agreement and the Agency Agreement;

"Transferred Rights" means the rights and benefits transferred to the Trustee under Clause 4.2 (Assignment);

"Trustee Acts" means both the Trustee Act 1925 and the Trustee Act 2000 of England and Wales; and

"Written Resolution" has the meaning set out in Schedule 5 (Provisions for Meeting of Noteholders).

1.2	Principles of Interpretation

In this Trust Deed references to:

1.2.1	Statutory modification: a provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;
1.2.2	Additional amounts: principal and/or interest in respect of the Notes shall be deemed also to include references to any additional amounts which may be payable under Condition 7 (Taxation);
1.2.3	Tax: costs, charges or expenses shall include any value added tax or similar tax charged or chargeable in respect thereof;
1.2.4	Currency abbreviation: "USD", "U.S.$" and "dollar" denote the lawful currency for the time being of the United States of America;
1.2.5	Enforcement of rights: an action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than England, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdictions as shall most nearly approximate thereto;
1.2.6	Clauses and Schedules: a Schedule or a Clause or sub-clause, paragraph or sub-paragraph is, unless otherwise stated, to a schedule hereto or a clause or sub-clause, paragraph or sub-paragraph hereof respectively;
1.2.7	Principal: principal shall, when applicable, include premium;
1.2.8	Clearing systems: Euroclear and/or Clearstream, Luxembourg shall, wherever the context so admits, be deemed to include references to any additional or alternative clearing system approved by the Issuer and the Trustee;
1.2.9	Trust Corporation: a trust corporation denotes a corporation entitled by rules made under the Public Trustee Act 1906 to act as a custodian trustee or entitled pursuant to any other legislation applicable to a trustee in any jurisdiction other than England to act as trustee and carry on trust business under the laws of the country of its incorporation; and
1.2.10	Gender: words denoting the masculine gender shall include the feminine gender also, words denoting individuals shall include companies, corporations and partnerships and words importing the singular number only shall include the plural and in each case vice versa.
1.2.11	Remuneration of the Trustee: References herein to the remuneration of the Trustee shall include any additional remuneration which the Borrower may be required to pay to the Trustee under the terms of a Fees Indemnity Letter dated 2 February 2006.
1.3	The Conditions

In this Trust Deed, unless the context requires or the same are otherwise defined, words and expressions defined in the Conditions and not otherwise defined herein shall have the same meaning in this Trust Deed.

1.4	Headings

The headings and sub-headings are for ease of reference only and shall not affect the construction of this Trust Deed.

1.5	The Schedules

The Schedules are part of this Trust Deed and shall have effect accordingly.

2.	Covenant to Repay
2.1	Issue Amount

The sum of the aggregate face amount of the Original Notes is limited to U.S.$150,000,000.

2.2	Proceeds

The Issuer will apply the proceeds of the issue of the Notes for the sole purpose of financing the Subordinated Loan subject to and on the terms of the Subordinated Loan Agreement.

2.3	Covenant to Repay

Subject always to the provisions hereof and to Clause 2.4 (Payment dependent on performance under the Subordinated Loan) as and when the Original Notes or any of them become due to be redeemed or repaid in accordance with this Trust Deed, the Issuer shall (subject to the receipt of the relevant funds from the Borrower) procure to be paid in accordance with the provisions of the Conditions and the Agency Agreement to or to the order of the Trustee in dollars in same day funds amounts corresponding to principal in respect of the Original Notes becoming due for redemption or repayment on such redemption or repayment date equivalent to principal actually received (and not required to be repaid) under the Subordinated Loan Agreement and shall (subject to the provisions hereof and to Clause 2.4 (Payment dependent on performance under the Subordinated Loan) as aforesaid), until all such payments (as well after as before any judgment or other order of any court of competent jurisdiction) are duly made, procure to be paid in accordance with the provisions of the Conditions and the Agency Agreement to or to the order of the Trustee as aforesaid on the dates and in the manner provided for in the Conditions amounts corresponding to interest in respect of the Original Notes and/or Coupons equivalent to interest actually received under the Subordinated Loan Agreement pro rata according to the principal amount of each Original Note and on or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment under the Subordinated Loan Agreement, as provided in the Conditions, provided that:

2.3.1	every payment of an amount corresponding to principal interest in respect of the Original Notes and/or Coupons made to or to the order of the Trustee or the Principal Paying Agent in the manner provided in the Conditions, the Agency Agreement and in this Trust Deed shall unless the Trustee has given and not withdrawn a notice under Clause 2.5 (Payment after a Relevant Event), be satisfaction pro tanto of the relevant covenant by the Issuer contained in this Clause 2.3; and
2.3.2	in the case of any payment made after the due date, payment shall be deemed not to have been made up to but excluding the date on which the full amount due has been received by the Trustee or the Principal Paying Agent and notice to that effect has been given by the Principal Paying Agent to the Original Noteholders in accordance with Condition 14 (Notices). Unless the Trustee otherwise requires, all payments by the Issuer pursuant to this Clause 2.3 shall be made to the Collection Account.

The Trustee will hold the benefit of this covenant and the covenant in Clause 6 (Covenant to comply with Trust Deed and Schedules) on trust for the Original Noteholders and holders of a Coupon appertaining to Original Notes.

2.4	Payment dependent on performance under the Subordinated Loan

The obligations of the Issuer under Clause 2.3 (Covenant to Repay) are solely to make payments of amounts in aggregate equivalent to each sum actually received by or for the account of the Issuer from the Borrower in respect of principal, interest, Additional Amounts and Tax Indemnity Amounts (if any) pursuant to the Subordinated Loan Agreement (less any amounts in respect of the Reserved Rights), the right to receive such amounts which is, inter alia, being charged to the Trustee by virtue of the Charge as continuing security for the Issuer's payment obligations under this Trust Deed and the Notes. Noteholders and Couponholders must therefore rely solely and exclusively upon the Borrower's covenant to pay under the Subordinated Loan Agreement and the credit and financial standing of the Borrower.

2.5	Payment after a Relevant Event

At any time after any Relevant Event shall have occurred and be continuing, the Trustee may:

2.5.1	by notice in writing to the Issuer, the Borrower, the Principal Paying Agent and any other Paying Agent require each such Agent:
(a)	to act thereafter as agents of the Trustee mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of such Agent shall be limited to the amounts for the time being held by the Trustee on the trusts of this Trust Deed and available to the Trustee for such purpose) and thereafter to hold all Notes and Coupons (if any) and all sums, documents and records held by them in respect of the Notes and Coupons on behalf of the Trustee; or
(b)	to deliver up all Global Notes, Coupons and definitive Notes (if any) and all sums, documents and records held by them in respect of the Notes and Coupons to the Trustee or as the Trustee shall direct in such notice; provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and
2.5.2	by notice in writing to the Issuer (with a copy to the Borrower) require it to make all subsequent payments in respect of the Notes and Coupons to or to the order of the Trustee and not to the Collection Amount or Principal Paying Agent and with effect from the receipt of any such notice to the Issuer and until such notice is withdrawn, the proviso in sub-clause 2.3.1 insofar as it relates to the Principal Paying Agent will cease to have effect.
2.6	Redemption
2.6.1	Unless previously prepaid or repaid, the Borrower will be required to repay the Subordinated Loan on 9 February 2016 and, subject to such repayment, all the Notes then remaining outstanding will on that date be redeemed or repaid by the Issuer at their principal amount thereof.
2.6.2	If the Subordinated Loan should become repayable (and be repaid), otherwise than as provided in sub-clause 2.6.1 above, pursuant to the Subordinated Loan Agreement prior to 9 February 2016, all Notes then remaining outstanding shall thereupon become due and redeemable or repayable in accordance with the Conditions.
2.7	Issuer's own funds

Nothing contained in this Trust Deed or the Notes shall require the Issuer to extend or risk its own funds or otherwise incur any financial liability in the performance of its obligations or duties or the exercise of any right, power, authority or discretion under this Trust Deed or the Notes until it has received from the Borrower the funds that are necessary to cover the costs and expenses in connection with such performance or exercise.

2.8	Further Issues
2.8.1	The Issuer may from time to time (but subject always to the provisions of this Trust Deed and Condition 14 (Further Issues)) with the consent of the Borrower and without the consent of the Noteholders create and issue further notes having the same terms and conditions as the Original Notes in all respects (or in all respects except for the first payment of interest) so as to form a single series with the Original Notes. In relation to such further issue, the Issuer will either enter into an agreement to amend the Subordinated Loan Agreement or enter into a subordinated loan agreement supplemental to the Subordinated Loan Agreement with the Borrower on the same terms as the original Subordinated Loan Agreement (or on the same terms except for the first payment of interest) in either case subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further fixed charge and absolute assignment by way of security in favour of the Trustee of its rights under such supplemental subordinated loan agreement equivalent to the rights charged and assigned as Security Interests in relation to the Issuer's rights under the original Subordinated Loan Agreement which will, together with the Security Interests, secure both the Original Notes and such further notes.
2.8.2	Any further notes created and issued pursuant to the provisions of sub-clause 2.8.1 shall be constituted by a deed supplemental to this Trust Deed. In any such case the Issuer shall prior to the issue of any such further notes, execute and deliver to the Trustee a deed supplemental to this Trust Deed (if applicable, duly stamped or denoted) and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2.3 (Covenant to Repay) of this Trust Deed in relation to the principal and interest in respect of such further notes and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.
2.8.3	A memorandum of every such supplemental deed shall be endorsed by the Trustee on this Trust Deed.
3.	The Original Notes
3.1	Global Notes
3.1.1	The Original Notes will initially be represented by the Original Temporary Global Note in the principal amount of U.S.$150,000,000. Interests in the Original Temporary Global Note shall be exchangeable in accordance with its terms for interests in the Original Permanent Global Note.
3.1.2	Interests in the Original Permanent Global Note shall be exchangeable, only in accordance with its terms, for Original Notes in definitive form.
3.2	The Notes in Definitive Form

The Original Notes in definitive form will be security printed in accordance with applicable legal and stock exchange requirements substantially in the forms set out in Schedule 3 (Form of Definitive Note). The Original Notes in definitive form will have attached thereto or endorsed thereon the Conditions.

3.3	Signature

The Original Notes will be signed manually or in facsimile by a duly authorised person designated by the Issuer. The Global Notes will be authenticated manually by or on behalf of the Principal Paying Agent. The Issuer may use the facsimile signature of a person who at the date of this Trust Deed is such a duly authorised person even if, at the time of issue of any Original Notes, he no longer holds that office. Original Notes so executed and authenticated will be binding and valid obligations of the Issuer.

3.4	Original Notes and Further Notes to form Single Series

The Original Notes and any Further Notes shall be consolidated and form a single series.

3.5	Entitlement to treat holder as owner

The Issuer, the Trustee and any Paying Agent may deem and treat the holder of any Note and any Coupon appertaining to the relevant Note as the absolute owner of such Note or Coupon as the case may be, free of any equity, set-off or counterclaim on the part of the Issuer against the original or any intermediate holder of such Note or Coupon (whether or not such Note, or such Coupon shall be overdue and notwithstanding any notation of ownership or other writing thereon or any notice of previous loss or theft of such Note or Coupon or of any trust or interest therein) for all purposes and, except as ordered by a court of competent jurisdiction or as required by applicable law, the Issuer, the Trustee and the Paying Agents shall not be required to obtain any proof thereof as to the identity of such bearer and shall not be affected by any notice to the contrary. All payments made to any such holder shall be valid and, to the extent of the sums so paid, effective to satisfy and discharge the liability for the moneys payable upon the Notes and Coupons.

4.	Security Interests
4.1	The Charge

The Issuer with full title guarantee and as continuing security for the payment of all sums under this Trust Deed and the Notes hereby charges in favour of the Trustee for itself and as trustee for the Noteholders and Couponholders by way of first fixed charge (the "Charge"):

4.1.1	all of the Issuer's rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Subordinated Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Subordinated Loan Agreement; and
4.1.2	all of the Issuer's rights, interest and benefit in and to all sums held on deposit from time to time in the Collection Account together with the debt represented thereby;

provided that (a) for the avoidance of doubt, the Issuer shall remain legal and beneficial owner of the property subject to the Charge (the "Charged Property") following the granting of the Charge, and (b) in the case of each of sub-clauses 4.1.1 and 4.1.2 above, there shall be excluded from the Charge the Reserved Rights and any amounts relating to the Reserved Rights.

4.2	Assignment
4.2.1	The Issuer with full title guarantee hereby assigns absolutely by way of security to the Trustee for the benefit of itself and as trustee for the Noteholders and Couponholders all of the Issuer's rights, interests and benefits whatsoever, both present and future, which have accrued or may accrue to the Issuer as lender under or pursuant to the Subordinated Loan Agreement (including, without limitation, the right to declare the Subordinated Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower thereunder) other than any of the Issuer's rights, interests and benefits charged to the Trustee by way of first fixed charge under Clause 4.1 (The Charge) above and the Reserved Rights and any amounts relating to the Reserved Rights (the "Subordinated Loan Administration Assignment").
4.2.2	On the irrevocable and unconditional payment or discharge by the Issuer of all sums under this Trust Deed and the Notes and the Issuer certifying such events to the Trustee in the form set out in Schedule 11 (Form of Certification of Irrevocable and Unconditional Discharge by Issuer of all Sums under Trust Deed and the Notes) , the Trustee, at the request and cost of the Issuer (to the extent the Issuer receives funds therefor from the Borrower), shall in the form set out in Schedule 12 (Form of Release, Reassignment or Discharge of Transferred Rights) release, reassign or discharge the Charged Property and the Transferred Rights to, or to the order of, the Issuer provided that no such release, reassignment or discharge shall be effective unless and until any such costs are paid to or to the order of the Trustee.
4.3	Perfection of Security

Forthwith upon the execution of this Trust Deed the Issuer shall give written notice (a) to the Borrower (in the form set out in Schedule 6) of the Charge set out in Clause 4.1 (The Charge) and of the Subordinated Loan Administration Assignment set out in Clause 4.2 (Assignment) and (b) to the Principal Paying Agent (in the form set out in Schedule 8) of the Charge set out in Clause 4.1 (The Charge) and shall use its reasonable endeavours to procure that the Borrower and the Principal Paying Agent give to the Trustee the acknowledgements thereof in the forms set out in Schedules 7 (Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Subordinated Loan Agreement) and 9 (Form of Acknowledgement of Notice of Charge of the Collection Account) provided that if the Issuer shall have paid all sums stated in Clause 4.1 (The Charge) to be secured by the Charge, the Trustee will at any time thereafter at the request and expense of the Issuer (to the extent it receives funds therefor from the Borrower) release the Charged Property, details of which are set out above, to the Issuer, or as the Issuer shall direct, and shall release to the Issuer, or as the Issuer shall direct, any sums received by it in respect thereof and still held by it after such payment and discharge.

4.4	Rights of the Issuer
4.4.1	The Issuer (save as expressly provided in this Trust Deed, the Subordinated Loan Agreement or with the consent of the Trustee) shall not pledge, charge, assign or otherwise transfer or deal with the Subordinated Loan or the Charged Property or any right or benefit either present or future arising under or in respect of the Subordinated Loan Agreement or the Collection Account or any part thereof or any interest therein or purport to do so. Save as otherwise expressly provided in this Trust Deed, no proprietary or other direct interest in the Issuer's rights under or in respect of the Subordinated Loan Agreement, the Collection Account, the Subordinated Loan or the Charged Property exists for the benefit of the Noteholders.
4.4.2	Until a Relevant Event shall have occurred and be continuing, the Issuer shall (subject to the security created by the Charge in Clause 4.1 (The Charge)) be entitled to receive the interest on and any principal of the Subordinated Loan subject also to its obligations in respect of those moneys under Clause 2.3 (Covenant to Repay) hereof.
4.5	Liability in respect of Charged Property

The Trustee shall not be obliged to insure or to procure the insurance of any Charged Property and shall have no responsibility or liability arising from the fact that any Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.

4.6	Enforcement of the Security
4.6.1	The security created by this Trust Deed shall become enforceable upon the occurrence and continuation of a Relevant Event.
4.6.2	Subject to the provisions of Clause 7 (Enforcement Proceedings; Evidence of Default), at any time after the occurrence and continuation of an Bankruptcy Event, the Trustee shall be entitled to declare (or require the Issuer to declare, provided that the Issuer considers that it is reasonably practicable to do so and only after the Issuer has been indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) all amounts payable under the Subordinated Loan Agreement by the Borrower to be due and payable and to take proceedings (or require the Issuer to take proceedings, provided that the Issuer considers that it is reasonably practicable to do so and only after the Issuer has been indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) to enforce the obligations of the Borrower.
4.7	Trustee taking action in relation to the Charged Property
4.7.1	At any time after the occurrence and continuation of a Relevant Event, the Trustee shall be entitled to the interest on and any principal of the Subordinated Loan and may call in, collect, sell, or otherwise deal with the Security Interests in such manner as the Trustee thinks fit, and may take such actions or proceedings in connection therewith as it considers appropriate, and the Trustee shall apply the proceeds of such realisation in the manner described in Clause 8 (Application of Moneys Received by the Trustee).
4.7.2	Sections 93 and 103 of the Law of Property Act 1925 shall not apply hereto, but the powers of sale, calling in, collection and appointment of a receiver and other powers conferred upon a mortgagee by Sections 101 and 104 of the said Law of Property Act 1925 shall apply hereto.
4.7.3	At any time after the occurrence and continuation of either a Bankruptcy Event or a Relevant Event, the Trustee shall be entitled to do any of the acts and things listed in Schedule 10 (Trustee's Powers in Relation to the Charged Property and the Transferred Rights) in relation to the Charged Property, the Collection Account or the Transferred Rights (a) in the name and on behalf of the Issuer prior to the occurrence and continuation of a Relevant Event and (b) either in its own name or in the name of the Issuer after the occurrence and continuation of a Relevant Event. By way of security the Issuer hereby appoints and constitutes the Trustee as the Issuer's true and lawful attorney with full power in the name and on behalf of the Issuer to do any of the acts and things listed in Schedule 10 (Trustee's Powers in Relation to the Charged Property and the Transferred Rights) and with full power for any such attorney to sub-delegate any of such powers including the power to sub-delegate.
4.7.4	In order to facilitate the enforcement by the Trustee at any time after the occurrence and continuation of a Relevant Event of the Charge set out in Clause 4.1 (The Charge) and the Subordinated Loan Administration Assignment set out in Clause 4.2 (Assignment), the Issuer hereby irrevocably appoints and constitutes the Trustee the Issuer's true and lawful attorney with full power in the name and on behalf of the Issuer or otherwise:
(a)	to request, require, demand, receive, compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due under or in respect of the Charged Property and all other rights and obligations arising in respect thereof;
(b)	to endorse any cheques or other instruments or orders in connection with the above;
(c)	to file any claim, to take any action or institute any proceeding which the Trustee may deem to be necessary or advisable in connection therewith either in its own name or in the name of the Issuer or in both such names;
(d)	to execute any documents and to do anything which the Trustee deems to be necessary or desirable hereunder or thereunder, and with full power to delegate any of the rights and powers hereby conferred upon it; and
(e)	without prejudice to the generality of the foregoing, to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been powers or rights of the Issuer in relation to the Charged Property in such manner as it may consider expedient.

The Issuer hereby ratifies and confirms and agrees to ratify and confirm whatever any such attorney shall do or purport to do in the exercise or purported exercise of all or any of the powers, authorities and discretions referred to in this Clause.

4.8	Appointment of Receiver

At any time after a Relevant Event has occurred and is continuing, the Trustee may by writing appoint any person or persons to be a receiver, a receiver and manager or an administrative receiver (which shall not be the Trustee or an affiliate of the Trustee) (each, a "Receiver"), and may remove any Receiver so appointed and appoint another in its place. Section 109(1) of the Law of Property Act 1925 shall not apply.

4.9	Discharge

Upon any sale, calling in, collection, conversion or enforcement as provided in Clause 4.7 (Trustee taking action in relation to the Charged Property) above and upon any other dealing or transaction under the provisions contained in this Trust Deed, the receipt of the Trustee for the purchase money of the Charged Property sold and for any other moneys paid to it shall effectually discharge the purchaser or other person paying the same and such purchaser or other person shall not be responsible for the application of such moneys.

4.10	The Receiver

If the Trustee appoints a Receiver in relation to the Charged Property, the following provisions shall have effect in relation thereto:

4.10.1	such appointment may be made either before or after the Trustee has taken possession of any of the Charged Property;
4.10.2	such Receiver may be vested by the Trustee with such powers and discretions (not exceeding the powers and discretions of the Trustee) as the Trustee has and may think expedient, including those listed in the Schedule 10 (Trustee's Powers in Relation to the Charged Property and the Transferred Rights), sell or concur in selling all or any of the Charged Property, or charge or release all or any of the Charged Property or Transferred Rights, in each case without restriction and on such terms and for such consideration (if any) as such Receiver may think fit and may carry any such transaction into effect by conveying, transferring and delivering in the name or on behalf of the Issuer or otherwise;
4.10.3	such Receiver shall in the exercise of his powers, authorities and discretions conform to regulations from time to time made by the Trustee;
4.10.4	the Trustee may from time to time fix the remuneration of such Receiver and direct payment thereof out of moneys accruing to him pursuant to this Trust Deed in the exercise of his powers as such;
4.10.5	the Trustee may from time to time and at any time require any such Receiver to give security for the due performance of his duties as Receiver and may fix the nature and amount of the security to be so given, but the Trustee shall not be bound in any case to require any such security;
4.10.6	save insofar as otherwise directed by the Trustee, all moneys from time to time received by such Receiver shall be paid over forthwith to the Trustee to be held by it in accordance with the provisions of Clause 8 (Application of Moneys Received by the Trustee); and
4.10.7	the Trustee and the Noteholders shall not be responsible for any misconduct or negligence on the part of any such Receiver and shall not incur any liability therefor or by reason of its or their making or consenting to the appointment of a Receiver which shall be the agent of the Issuer, under this Trust Deed.
4.11	Further Assurance

The Issuer shall (to the extent reasonably practicable) at its own cost and expense (to the extent it receives the funds therefor from the Borrower) execute and do all such assurances, acts and things as the Trustee may require (including, without limitation, the giving of notices of charge or assignment and the effecting of filings or registrations in any jurisdiction) for perfecting or protecting the Security Interests and from time to time and at any time after the Charge or any part thereof has become enforceable or from time to time and at any time in respect of the Transferred Rights shall execute and do all such assurances, acts and things as the Trustee may require for facilitating the realisation of, or enforcement of rights in respect of, all or any of the Charged Property or Transferred Rights, as the case may be. For the purposes of this Clause 4.11, a certificate in writing signed by the Trustee to the effect that any particular assurance or thing required by it is reasonably required shall be conclusive evidence of the fact.

4.12	Liability of the Trustee

The Trustee shall not nor shall any Appointee of the Trustee by reason of taking possession of all or any of the Charged Property or any other reason whatsoever and whether as mortgagee in possession or on any other basis whatsoever be liable to account for anything except actual receipts or be liable for any loss or damage arising from realisation of, or enforcement of rights in respect of such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, from any act, default or omission in relation to such Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, or from any exercise or non-exercise by it of any power, authority or discretion conferred upon it in relation to all or any of the Charged Property or Transferred Rights or any other property, assets, rights or undertakings of whatsoever nature whether or not owned by the Issuer or any other person or in which the Issuer or such other person has an interest, by or pursuant to this Trust Deed, unless such loss or damage shall be caused by the Trustee's own gross negligence, wilful default or fraud. If and whenever the Trustee enters into possession of part of the Charged Property, it shall be entitled at any time at its discretion to go out of such possession.

4.13	Powers additional to LPA 1925

The powers conferred by this Trust Deed in relation to all or any of the Charged Property or Transferred Rights (as applicable) on the Trustee or on any Appointee shall be in addition to and not in substitution for the powers conferred on mortgagees or receivers (in the case of an appointment of a Receiver) under the Law of Property Act 1925 and the Insolvency Act 1986 and where there is any ambiguity or conflict between the powers contained in such Acts and those conferred by this Trust Deed the terms of this Trust Deed shall prevail.

4.14	Dealings with the Trustee

No person dealing with the Trustee or with any Appointee of all or any of the Charged Property or Transferred Rights (as applicable) appointed by the Trustee shall be concerned to enquire whether any event has happened upon which any of the powers, authorities and discretions conferred by or pursuant to this Trust Deed in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking are or may be exercisable by the Trustee or by any such Receiver or otherwise as to the propriety or regularity of acts purporting or intended to be in exercise of any such powers, authorities or discretions and all the protections of purchasers contained in Sections 104 and 107 of the Law of Property Act 1925 shall apply to any person purchasing from or dealing with the Trustee or any such Appointee in like manner as if the statutory powers of sale and of appointing an Appointee in relation to such Charged Property or Transferred Rights or any other property, assets or undertaking had not been varied or extended by this Trust Deed.

5.	Stamp Duty

Subject to receipt of the necessary funds from the Borrower pursuant to or in connection with the Subordinated Loan Agreement, the Issuer will pay all stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) payable upon or in connection with (i) the constitution, issue, offering and/or initial delivery of the Notes, and (ii) the execution and (when applicable) delivery of any Transaction Document. Subject to receipt of the necessary funds from the Borrower pursuant to or, in connection with, the Subordinated Loan Agreement, the Issuer will also indemnify the Trustee and the Noteholders against stamp duties, stamp duty reserve tax, registration, documentary and any other similar duties or taxes (including interest and penalties thereon or in connection therewith) (if any) paid by any of them upon or in connection with any action properly taken by or on behalf of the Trustee with respect to this Trust Deed or the Notes, in any jurisdiction in connection with such action.

6.	Covenant to comply with Trust Deed and Schedules

The Issuer covenants with the Trustee to comply with those provisions of this Trust Deed and the Conditions which are expressed to be binding on it and to perform and observe the same. The Notes are subject to the provisions contained in this Trust Deed and the Conditions, all of which shall be binding upon the Issuer and the Noteholders and all persons claiming through or under them respectively.

7.	Enforcement Proceedings; Evidence of Default
7.1	Enforcement

At any time after a Bankruptcy Event or Relevant Event shall have occurred and be continuing, the Trustee may, at its discretion and without further notice, institute such proceedings as it may think fit to enforce the rights of the Noteholders and the provisions of this Trust Deed (which, for the avoidance of doubt, in the case of the occurrence and continuation of a Relevant Event shall mean to enforce the Security Interests), but it shall not be bound to take any such proceedings unless (i) it shall have been so requested in writing by Noteholders whose Notes constitute at least one-quarter in principal amount of the Notes outstanding or shall have been so directed by an Extraordinary Resolution, and (ii) it shall have been indemnified or secured to its satisfaction against all liabilities, proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith. Only the Trustee may enforce the provisions of the Notes or this Trust Deed or pursue the remedies under the general law to enforce the rights of the Noteholders and no Noteholder or Couponholder shall be entitled to enforce the performance of any of such provisions or pursue such remedies unless the Trustee, having become bound to proceed in accordance with this Trust Deed, has failed to do so within a reasonable time and such failure is continuing.

7.2	Trustee responsibility

The Trustee makes no representation as to and assumes no responsibility for the validity or enforceability of the Subordinated Loan Agreement or the performance by the Issuer of its obligations under or in respect of the Notes and this Trust Deed or by the Borrower in respect of the Subordinated Loan Agreement or the recoverability of any sum of principal or interest or any additional amounts (if due or to become due) from the Borrower under the Subordinated Loan Agreement.

7.3	Proof of Default

Should the Trustee make any claim in respect of, or lodge any proof in a winding-up in respect of, or institute any proceedings to enforce, any obligation under this Trust Deed, the Subordinated Loan Agreement or in respect of the Notes, proof therein that, as regards any specified Note, default has been made in paying any amount in respect of principal or interest due to the relative Noteholder or Couponholder (as the case may be) shall (unless the contrary to be proved) be sufficient evidence that default has been made as regards all other Notes in respect of which a corresponding payment is then due.

7.4	Trust Deed

Notwithstanding any other provisions of this Trust Deed and the Conditions, the Trustee and the Noteholders and the Couponholders shall have recourse only to the Charged Property and the Transferred Rights to be applied in accordance with Clause 8 (Application of Moneys received by the Trustee). After realisation of the security which has become enforceable and application of the proceeds in accordance with Clause 8 (Application of Moneys received by the Trustee), the Issuer's obligations under this Trust Deed and the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished. In particular, neither the Trustee nor any Noteholder nor any Couponholder shall petition or take any other step for the winding-up of the Issuer.

8.	Application of moneys received by the Trustee

The Trustee shall apply all moneys received by it under this Trust Deed or in connection with the enforcement or realisation of the Security Interests (without prejudice to Clause 9 (Investment by Trustee)):

8.1.1	first, in payment or satisfaction of the due and unpaid costs, charges and expenses and liabilities incurred by the Trustee in or about the preparation and execution of the trusts of this Trust Deed (including remuneration of the Trustee and of any Appointee appointed hereunder) and incurred by the Trustee or a Receiver in the realisation or enforcement of the Security Interests;
8.1.2	secondly, in or towards payment pari passu and rateably of all arrears of amounts corresponding to principal, interest, Additional Amounts and Tax Indemnity Amounts remaining unpaid in respect of the Notes; and
8.1.3	third, the balance (if any) in payment to the Issuer,

and without prejudice to the provisions of this Clause, if the Trustee shall hold any moneys which represent amounts payable in respect of Notes and Coupons which have become void under Condition 9 (Prescription), the Trustee shall (subject to the payment or provision for the payment or satisfaction of all costs, charges, expenses, indemnities and liabilities, including the remuneration of the Trustee or any Appointee) pay the same forthwith to the Issuer without prejudice to any question as to how such surplus should be dealt with as between the Issuer and any other person for the time being entitled thereto in priority to the Issuer.

9.	Investment by Trustee

If the amount of the moneys at any time available for payment in respect of the Notes under Clause 8 (Application of Moneys Received by the Trustee) shall be less than a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding, the Trustee may, at its discretion, invest such moneys upon some or one of the investments hereinafter authorised with power from time to time, at the like discretion, to vary such investments and such investment with the resulting income thereof may be accumulated until the accumulations together with any other funds for the time being under the control of the Trustee and applicable for this purpose shall amount to a sum sufficient to pay at least one-tenth of the principal amount of the Notes then outstanding and such accumulations and funds (after deduction of any taxes and any other reductions applicable thereto) shall then be applied as specified in Clause 8 (Application of Moneys Received by the Trustee).

10.	Withholding or deduction from distribution or payment

Notwithstanding anything else contained in this Trust Deed, if the Trustee shall be required to make any deduction or withholding from any distribution or payment made by it under this Deed or if the Trustee shall otherwise be charged to, or may become liable to, costs (other than in respect to its fees) as a consequence of performing its duties under this Trust Deed (including in relation to the Subordinated Loan Agreement) and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed or the Subordinated Loan Agreement, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount in its opinion sufficient to discharge any liability or prospective liability to costs which relates to sums so received or distributed, or to discharge any such other liability of the Trustee to costs. This Clause 10 shall in no way prejudice indemnification of the Trustee contained elsewhere in this Trust Deed, the Agency Agreement or any other agreement or document between the Trustee and the Issuer or the Borrower or the Agents.

11.	Authorised investments

Any moneys which under the trusts herein contained ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments for the time being authorised by English law for the investment by trustees of trust moneys or in any other investments, whether similar to those aforesaid or not, which may be selected by the Trustee or by placing the same on deposit in the name or under the control of the Trustee with such bank or other financial institution as the Trustee may think fit and in such currency as the Trustee in its absolute discretion may determine and the Trustee may at any time vary or transfer any of such investments for or into other such investments or convert any moneys so deposited into any other currency and shall not be responsible for any loss occasioned by reason of any such investments or such deposit whether by depreciation in value, fluctuation in exchange rates or otherwise.

12.	Deposit of Documents

The Trustee may appoint as custodian, on such terms as it may deem appropriate, any bank or entity whose business includes the safe custody of documents or any lawyer or firm of lawyers believed by it to be of good repute and may deposit this Trust Deed and any other documents with such custodian and subject to receipt by it of the appropriate payments or funds from the Borrower pursuant to the Subordinated Loan Agreement, the Issuer shall pay all sums due in respect thereof. The Trustee is not obliged to appoint a custodian of securities payable to bearer.

13.	Payment to Noteholders

Any payment made by the Borrower under the Subordinated Loan Agreement or to the order of the Trustee or the Principal Paying Agent shall pro tanto satisfy the obligations of the Issuer in respect of the Notes.

The Trustee shall give notice to the Noteholders in accordance with Condition 14 (Notices) of the day fixed for any payment to them under Clause 8 (Application of Monies Received by the Trustee). Any payment to be made in respect of the Notes and/or Coupons by the Issuer or the Trustee may be made in the manner provided in the Conditions and in Clause 2.3 (Covenant to Repay) and any payment so made shall be a good discharge to the Issuer or the Trustee, as the case may be.

14.	Production of Notes

Upon payment to a Noteholder under Clauses 7 (Enforcement) and 8 (Application of Moneys Received by the Trustee) of amounts corresponding to principal and/or interest under the Subordinated Loan, the Note or Coupon in respect of which such payment is made shall, if the Trustee so requires, be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall, in the case of part payment, enface or cause the Paying Agent to enface a memorandum of the amount and date of payment on such Note or Coupon or, in the case of payment of the amount corresponding in full, the Principal Paying Agent shall cause to be surrendered to the Trustee such Note or Coupon or shall cancel or procure the same to be cancelled and shall certify or procure the certification of such cancellation.

15.	Covenants by the Issuer

The Issuer hereby covenants with the Trustee that, so long as any of the Notes remain outstanding, it will:

15.1	Agents

If and to the extent it receives funds therefor from the Borrower at all times maintain (i) Agents and (ii) so long as the Notes are listed as specified in Clause 13 (Payment to Noteholders), a Principal Paying Agent having a specified office in London with a Paying Agent in Switzerland;

15.2	Conduct

At all times carry on and conduct its affairs in such a manner as to ensure, so far as is practicable, that a Relevant Event does not occur;

15.3	Books of account

At all times keep such books of account as may be necessary to comply with all applicable laws and so as to enable the financial statements of the Issuer to be prepared and allow the Trustee and any person appointed by it, so far as permitted by law and having received reasonable prior notice free access to the same at all reasonable times during business hours and to discuss the same with responsible officers of the Issuer;

15.4	Notice of Events

Give notice in writing to the Trustee of the occurrence of:

15.4.1	any Relevant Event forthwith upon becoming aware thereof; and
15.4.2	any Potential Bankruptcy Event or Bankruptcy Event if previously notified thereof by the Borrower (without any duty on the Issuer to inquire),

and, in each case, without waiting for the Trustee to take any further action;

15.5	Certificate of Compliance

Provide to the Trustee within 10 days of any request by the Trustee, a certificate signed by two Authorised Signatories of the Issuer certifying that up to a specified date not earlier than seven days prior to the date of such certificate (the "Certified Date") the Issuer has complied with its obligations under this Trust Deed (or, if such is not the case, giving details of the circumstances of such non-compliance) and that as at such date there did not exist nor had there existed at any time prior thereto since the Certified Date in respect of the previous such certificate (or, in the case of the first such certificate, since the date of this Trust Deed) any Relevant Event or, to the best of their knowledge and belief, any Bankruptcy Event or other matter which would affect the Issuer's ability to perform its obligations under this Trust Deed (if such is not the case) specifying the same;

15.6	Information

So far as permitted by applicable law, at all times give to the Trustee such information, opinions, certificates and other evidence as it shall require and in such form as it shall require (including, without limitation, the certificates called for by the Trustee pursuant to Clause 15.5 (Certificate of Compliance) for the performance of its functions;

15.7	Further Acts

So far as permitted by law at all times (to the extent reasonably practicable) execute all such further documents and (to the extent reasonably practicable, and only after being indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) do all such further acts and things as may be necessary at any time or times in the opinion of the Trustee to give effect to the terms and conditions of this Trust Deed (including the Security Interests);

15.8	Notice to Noteholders

To the extent it receives relevant funds therefor from the Borrower, send or procure to be sent to the Trustee not less than three days prior to the date of publication for the Trustee's approval in advance of any publication a copy of the form of notice (if any) required to be given by the Issuer to the Noteholders in accordance with Condition 14 (Notices) and not publish such notice without such approval and, upon publication, send to the Trustee two copies of such notice (such approval, unless so expressed, not to constitute approval of such notice for the purpose of Section 21 of the Financial Services and Markets Act 2000);

15.9	Compliance

Observe and comply with its obligations under the Agency Agreement and the Subordinated Loan Agreement, and, without the prior written consent of the Trustee, not agree to any amendment to or modification or waiver of the terms of the Subordinated Loan Agreement;

15.10	Stock Exchange

To the extent it receives relevant funds therefor from the Borrower, at all times use its reasonable endeavours to procure that there will be furnished to any stock exchange on which the Notes are from time to time listed or quoted such information in relation to the Issuer as such stock exchange may require in accordance with its normal requirements or in accordance with any arrangements for the time being made with any such stock exchange;

15.11	Notice of Security Interests

Give notice to the Borrower and the Principal Paying Agent of the Security Interests created in accordance with Clause 4 (Security Interests);

15.12	Delivery of Information

Deliver to the Trustee all information received by it under the Subordinated Loan Agreement and not also required to be delivered to the Trustee (following the creation of the Security Interests) pursuant to the terms of the Subordinated Loan Agreement;

15.13	Notification of non-payment

Use its reasonable endeavours to procure that the Principal Paying Agent notifies the Trustee forthwith in the event that it does not, on or before the due date for payment in respect of the Notes or any of them, receive unconditionally the full amount in the relevant currency of the moneys payable on such due date on all such Notes;

15.14	Notification of redemption or repayment

Not less than the number of days specified in the relevant Condition prior to the redemption or repayment date in respect of the Notes or any of them, give to the Trustee notice in writing of the amount of such redemption or repayment pursuant to the Conditions;

15.15	Obligations of Agents

Use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Agency Agreement and notify the Trustee as soon as reasonably practicable after becoming aware of any material breach of such obligations, or failure by an Agent to comply with such obligations, in relation to the Notes without any duty to inquire thereof;

15.16	Change of taxing jurisdiction

If payments of principal or interest in respect of the Notes by the Issuer shall become subject generally to the taxing jurisdiction of any territory or any political sub-division thereof or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or Ukraine, immediately upon becoming aware thereof it shall notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental hereto, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 7 (Taxation) with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or Ukraine of references to that other or additional territory to whose taxing jurisdiction, or that of a political subdivision thereof or an authority therein or thereof, such payments shall have become subject as aforesaid, such trust deed also to modify Condition 7 (Taxation) so that such Condition shall make reference to that other or additional territory;

15.17	Listing

At all times use its reasonable endeavours to maintain the listing of the Notes on the main segment of the SWX Swiss Exchange or, if it is unable to do so having used its reasonable endeavours or if the maintenance of such listing is agreed by the Trustee to be unduly burdensome or impractical, use reasonable endeavours to obtain and maintain a quotation or listing of the Notes on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the approval of the Borrower and the Trustee) decide and give notice of the identity of such other stock exchange or exchanges or securities market or markets to the Noteholders, provided that any costs and expenses of the Issuer that arise under this Clause 15.17 (Listing) are borne by the Borrower;

15.18	Authorised Signatories

Upon the execution hereof and thereafter forthwith upon request by the Trustee, deliver to the Trustee (with a copy to the Principal Paying Agent) a list of the Authorised Signatories of the Issuer, together with certified specimen signatures of the same; and

15.19	Payments

Subject to receipt by it of the appropriate payments or funds from the Borrower pursuant to the Subordinated Loan, pay moneys payable by it to the Trustee or the Agents hereunder without set off, counterclaim, deduction or withholding, unless otherwise compelled by law and in the event of any deduction or withholding compelled by law will pay such additional amount as will result in the payment to the Trustee or the Agents of the amount which would otherwise have been payable by it to the Trustee or the Agents hereunder.

16.	Amendments and Substitution
16.1	Waiver

The Trustee may, without any consent or sanction of the Noteholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, condition, event or act, from time to time and at any time, but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby, authorise or waive, on such terms and conditions (if any) as shall seem expedient to it, any breach or proposed breach by the Issuer of any of the covenants or provisions contained in this Trust Deed, the Notes or the Agency Agreement or, pursuant to the Transferred Rights, by the Borrower of the terms of the Subordinated Loan Agreement (other than the Reserved Rights) or determine that any event which would or might otherwise give rise to a right of acceleration under the Subordinated Loan Agreement, or any Relevant Event, shall not be treated as such for the purposes of this Trust Deed; any such authorisation, waiver or determination shall be binding on the Noteholders and shall be notified to the Noteholders as soon as practicable thereafter in accordance with the Condition 14 (Notices); provided that the Trustee shall not exercise any powers conferred upon it by this Clause in contravention of any express direction by an Extraordinary Resolution or of a request in writing made by the holders of not less than 25 per cent. in aggregate principal amount of the Notes then outstanding (but so that no such direction or request shall affect any authorisation, waiver or determination previously given or made) or so as to authorise or waive any such breach or proposed breach relating to any of the matters the subject of the Reserved Matters as specified and defined in Schedule 5 (Provisions for Meeting of Noteholders).

16.2	Modifications

The Trustee may from time to time and at any time without any consent or sanction of the Noteholders concur with the Issuer and the Borrower in making (a) any modification to this Trust Deed (other than in respect of the Reserved Rights or the Reserved Matters as specified and defined in Schedule 5 (Provisions for Meeting of Noteholders) or any provision of this Trust Deed referred to in that specification), the Notes or, pursuant to the Transferred Rights, the Subordinated Loan Agreement which in the opinion of the Trustee it may be proper to make provided the Trustee is of the opinion in its sole discretion that such modification will not be materially prejudicial to the interests of the Noteholders or (b) any modification to this Trust Deed, the Notes or, following the creation of the Security Interests, the Subordinated Loan Agreement, if in the opinion of the Trustee such modification is of a formal, minor or technical nature or made to correct a manifest error. Any such modification shall be binding on the Noteholders and, unless the Trustee otherwise agrees, the Issuer shall cause such modification to be notified to the Noteholders as soon as practicable thereafter in accordance with the Conditions.

16.3	Subordinated Loan Agreement

So long as any of the Notes remains outstanding, the Issuer will not, without the prior written consent of the Trustee, agree to any amendment to or any modification or waiver of or authorise any breach or proposed breach of, the terms of the Subordinated Loan Agreement and (to the extent reasonably practicable) will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Subordinated Loan Agreement, except as otherwise expressly provided in this Trust Deed or the Subordinated Loan Agreement, as the case may be. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and, unless the Trustee agrees otherwise, any such amendment, waiver or modification shall be notified to the Noteholders in accordance with the Conditions.

16.4	Substitution
16.4.1	Procedure: The Trustee may, without the consent of the Noteholders or the Couponholders, agree to the substitution, in place of the Issuer (or of any previous substitute under this Clause) of any other entity (hereinafter called the "Substituted Obligor") as the principal debtor hereunder if:
(a)	the Issuer requests that it is substituted for any reason, including as a consequence of the effect on its affairs of any notice, instruction or regulation of the National Bank of Ukraine;
(b)	a trust deed is executed or some other written form of undertaking is given by the Substituted Obligor to the Trustee, in form and manner satisfactory to the Trustee, agreeing to be bound by the terms of this Trust Deed and the Notes with any consequential or other amendments which the Trustee may deem appropriate, as fully as if the Substituted Obligor had been named in this Trust Deed and on the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause);
(c)	the Substituted Obligor shall have acquired the rights and assumed the obligations of the Issuer under or in connection with the Subordinated Loan Agreement and the Collection Account and such rights shall have been effectively charged to the Trustee in a manner satisfactory to the Trustee and such amendments to the Subordinated Loan Agreement and this Trust Deed as the Trustee may require shall have been made (including, without prejudice to the generality of the foregoing, but subject to sub-clause 16.4.1(e) below, the substitution therein where relevant or the addition where applicable of references to the territory where the Substituted Obligor is incorporated, domiciled or resident for references to the United Kingdom);
(d)	arrangements are made to the satisfaction of the Trustee for the Noteholders to have or be able to have the same or equivalent rights against the Substituted Obligor as they have against the Issuer (or any such previous substitute);
(e)	the Trustee is satisfied that the Substituted Obligor has obtained all governmental and regulatory approvals and consents necessary for its assumption of liability as principal debtor in respect of the Notes in place of the Issuer (or such previous substitute as aforesaid) and such approvals and consents are at the time of substitution in full force and effect; and
(f)	without prejudice to the generality of the preceding sub-clauses 16.4.1(a) to (e) where the Substituted Obligor is incorporated, domiciled or resident in a territory other than the United Kingdom, undertakings or covenants are given in terms corresponding to the provisions of Condition 7 (Taxation) with the substitution for or addition to the references to the United Kingdom of references to the territory in which the Substituted Obligor is incorporated, domiciled or resident or to the taxing jurisdiction of which, or of any political subdivision or authority of or in which, the Substituted Obligor is otherwise subject generally; and
(g)	the Trustee is satisfied that the said substitution is not materially prejudicial to the interests of the Noteholders as a class;
16.4.2	Change of law: In connection with any proposed substitution of the Issuer or any previous substitute, the Trustee may, in its absolute discretion and without the consent of the Noteholders agree to a change of the law from time to time governing the Notes and this Trust Deed provided that such change of law, in the opinion of the Trustee, would not be materially prejudicial to the interests of the Noteholders;
16.4.3	Extra duties: The Trustee shall be entitled to refuse to approve any Substituted Obligor if, pursuant to the law of the country of incorporation of the Substituted Obligor, the assumption by the Substituted Obligor of its obligations hereunder imposes responsibilities on the Trustee over and above those which have been assumed under this Trust Deed;
16.4.4	Directors' certification: If any two directors of the Substituted Obligor certify that immediately prior to the assumption of its obligations as Substituted Obligor under this Trust Deed the Substituted Obligor is solvent after taking account of all prospective and contingent liabilities resulting from its becoming the Substituted Obligor, the Trustee need not have regard to the financial condition, profits or prospects of the Substituted Obligor or compare the same with those of the Issuer (or of any previous substitute under this Clause);
16.4.5	Interests of Noteholders: In connection with any proposed substitution, the Trustee shall not have regard to, or be in any way liable for, the consequences of such substitution for individual Noteholders or Couponholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory. No Noteholder or Couponholders shall, in connection with any such substitution, be entitled to claim from the Issuer or the Substituted Obligor any indemnification or payment in respect of any tax consequence of any such substitution upon individual Noteholders or Couponholders;
16.4.6	Release of Issuer: Any such agreement by the Trustee pursuant to sub-clause 16.4.1 (Substitution Procedure) shall, if so expressed, operate to release the Issuer (or such previous substitute as aforesaid) from any or all of its obligations as principal debtor under the Notes and this Trust Deed. Not later than fourteen days after the execution of any such documents as aforesaid and after compliance with the said requirements of the Trustee, the Substituted Obligor shall cause notice thereof to be given to the Noteholders; and
16.4.7	Completion of Substitution: Upon the execution of such documents and compliance with the said requirements, the Substituted Obligor shall be deemed to be named in this Trust Deed and the Notes as the principal debtor in place of the Issuer (or of any previous substitute under this Clause) and this Trust Deed and the Notes shall thereupon be deemed to be amended in such manner as shall be necessary to give effect to the substitution and without prejudice to the generality of the foregoing any references in this Trust Deed and in the Notes to the Issuer shall be deemed to be references to the Substituted Obligor.
17.	Terms of Appointment

By way of supplement to the Trustee Acts, it is expressly declared as follows:

17.1	Reliance on Information
17.1.1	Advice: The Trustee may in relation to this Trust Deed (including for the avoidance of doubt in this Clause, the Subordinated Loan Agreement and the Notes) act on the opinion or advice of or a certificate or any information obtained from any lawyer, banker, valuer, surveyor, broker, auctioneer, accountant or other expert (whether obtained by the Trustee, the Issuer, the Borrower, any subsidiary of the Issuer or of the Borrower, or any Agent) and which advice or opinion may be provided on such terms (including as to limitations on liability) as the Trustee may consider in its sole discretion to be consistent with prevailing market practice with regard to advice or opinions of that nature and shall not be responsible for any Liability occasioned by so acting; any such opinion, advice, certificate or information may be sent or obtained by letter, telegram, telex, cablegram or facsimile transmission and the Trustee shall not be liable for acting on any opinion, advice, certificate or information purporting to be so conveyed although the same shall contain some error or shall not be authentic;
17.1.2	Certificate of directors or Authorised Signatories: the Trustee may call for and shall be at liberty to accept a certificate signed by two directors and/or two Authorised Signatories of the Issuer or the Borrower, as the case may be, or other person duly authorised on their behalf as to any fact or matter prima facie within the knowledge of the Issuer or the Borrower, as the case may be, as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;
17.1.3	Resolution or direction of Noteholders: the Trustee shall not be responsible for acting upon any resolution purporting to be a Written Resolution or to have been passed at any meeting of the Noteholders in respect whereof minutes have been made and signed or a direction of a specified percentage of Noteholders, even though it may subsequently be found that there was some defect in the constitution of the meeting or the passing of the resolution or the making of the directions or that for any reason the resolution purporting to be a Written Resolution or to have been passed at any Meeting or the making of the directions was not valid or binding upon the Noteholders;
17.1.4	Reliance on certification of clearing system: the Trustee may call for and shall be at liberty to accept and place full reliance on as sufficient evidence thereof and shall not be liable to the Issuer or any Noteholder by reason only of either having accepted as valid or not having rejected an original certificate or letter of confirmation purporting to be signed on behalf of Euroclear or Clearstream, Luxembourg or any other relevant clearing system in relation to any matter;
17.1.5	Noteholders as a class: whenever in this Trust Deed the Trustee is required in connection with any exercise of its powers, trusts, authorities or discretions to have regard to the interests of the Noteholders, it shall have regard to the interests of the Noteholders as a class and in particular, but without prejudice to the generality of the foregoing, shall not be obliged to have regard to the consequences of such exercise for any individual Noteholder resulting from his or its being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof;
17.1.6	Trustee not responsible for investigations: the Trustee shall not be responsible for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Notes, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof;
17.1.7	No obligation to monitor: the Trustee shall be under no obligation to monitor or supervise the functions of any other person under the Notes or any other agreement or document relating to the transactions herein or therein contemplated and shall be entitled, in the absence of actual knowledge of a breach of obligation, to assume that each such person is properly performing and complying with its obligations;
17.1.8	Notes held by the Issuer or the Borrower: in the absence of knowledge or express notice to the contrary, the Trustee may assume without enquiry that no Notes are for the time being held by or for the benefit of the Issuer, the Borrower or the Affiliates or Subsidiaries of either of them;
17.1.9	Forged Notes: the Trustee shall not be liable to the Issuer or any Noteholder by reason of having accepted as valid or not having rejected any Note as such and subsequently found to be forged or not authentic;
17.1.10	Legal Opinions: the Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to any Notes or for checking or commenting upon the content of any such legal opinion;
17.1.11	Effectiveness of Documents: the Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of this Trust Deed or any other document relating thereto. In addition the Trustee shall not be responsible for the effect of the exercise of any of its powers, duties and discretions hereunder;
17.1.12	Bankruptcy Event, Potential Bankruptcy Event and Relevant Events: the Trustee shall not be bound to give notice to any person of the execution of this Trust Deed or to take any steps to ascertain whether any Bankruptcy Event, Potential Bankruptcy Event or Relevant Event has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no such Bankruptcy Event, Potential Bankruptcy Event or Relevant Event has happened and that the Issuer is observing and performing all the obligations on its part contained in the Notes and under this Trust Deed and no event has happened as a consequence of which any of the Notes may have become repayable;
17.1.13	Registration of Subordinated Loan Agreement: the Trustee shall not be responsible for any registration, recording or filing of the Subordinated Loan Agreement required in or by the laws and regulations of Ukraine; and
17.1.14	Right to Deduct or Withhold: notwithstanding anything contained in this Trust Deed, to the extent required by any applicable law, if the Trustee is or will be required to make any deduction or withholding from any distribution or payment made by it hereunder or if the Trustee is or will be otherwise charged to, or is or may become liable to, tax as a consequence of performing its duties hereunder whether as principal, agent or otherwise, and whether by reason of any assessment, prospective assessment or other imposition of liability to taxation of whatsoever nature and whensoever made upon the Trustee, and whether in connection with or arising from any sums received or distributed by it or to which it may be entitled under this Trust Deed (other than in connection with its remuneration) or any investments or deposits from time to time representing the same, including any income or gains arising therefrom or any action of the Trustee in connection with the trusts of this Trust Deed (other than in connection with its remuneration) or otherwise, then the Trustee shall be entitled to make such deduction or withholding or, as the case may be, to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee upon the trusts of this Trust Deed.
17.2	Trustee's powers and duties
17.2.1	Trustee's determination: The Trustee may determine whether or not a default in the performance or observance by the Issuer of any obligation under the provisions of this Trust Deed or contained in the Notes or any default under the provisions of the Subordinated Loan Agreement is capable of remedy and if the Trustee shall certify that any such default is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;
17.2.2	Determination of questions: the Trustee as between itself and the Noteholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and binding upon Trustee and the Noteholders;
17.2.3	Trustee's discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the trusts, powers, authorities and discretions vested in it by this Trust Deed or by operation of law, have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Noteholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all costs, charges, damages, expenses and liabilities which it may incur by so doing;
17.2.4	Trustee's consent: any consent given by the Trustee for the purposes of this Trust Deed may be given on such terms and subject to such conditions (if any) as the Trustee may require;
17.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be specified by the Trustee in its absolute discretion but having regard to current rates of exchange quoted by leading Banks in London, if available, and any rate, method and date so specified shall be binding upon the Noteholders;
17.2.6	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Notes, the exchange of any Temporary Global Note for any Permanent Global Note or the exchange of any Permanent Global Note for any definitive Notes or the delivery of any Note to the persons entitled to them;
17.2.7	Error of judgement: the Trustee shall not be liable for any error of judgement made in good faith by any officer or employee of the Trustee assigned by the Trustee to administer its corporate trust matters;
17.2.8	Agents: the Trustee may, in the conduct of the trusts of this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder (provided that such person has been selected with reasonable care) or be bound to supervise the proceedings or acts of any such person;
17.2.9	Delegation: the Trustee may, in the execution and exercise of all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed, act by responsible officers or a responsible officer for the time being of the Trustee and the Trustee may also whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons or fluctuating body of persons (whether being a joint trustee of this Trust Deed or not) all or any of the trusts, powers, authorities and discretions vested in it by this Trust Deed and any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Noteholders and (provided that such delegate or sub-delegate has been selected with reasonable care), the Trustee shall not be bound to supervise the proceedings or acts of and shall not in any way or to any extent be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate;
17.2.10	Custodians and nominees: the Trustee may appoint and pay any person to act as a custodian or nominee on any terms in relation to such assets of the trust as the Trustee may determine, including for the purpose of depositing with a custodian this Trust Deed or any Transaction Document and, the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder (provided that such person has been selected with reasonable care) or be bound to supervise the proceedings or acts of any such person; the Trustee is not obliged to appoint a custodian if the Trustee invests in securities payable to bearer;
17.2.11	Potential Bankruptcy Event under the Subordinated Loan: the Trustee may determine whether or not a Potential Bankruptcy Event under the provisions of the Subordinated Loan Agreement is capable of remedy and if the Trustee shall certify that any such Potential Bankruptcy Event is, in its opinion, not capable of remedy, such certificate shall be conclusive and binding upon the Noteholders;
17.2.12	Confidential information: the Trustee shall not (unless required by law or ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder confidential information or other information made available to the Trustee by the Issuer or the Borrower in connection with this Trust Deed and no Noteholder shall be entitled to take any action to obtain from the Trustee any such information;
17.2.13	Action contrary to any law: notwithstanding anything else herein contained, the Trustee may refrain from doing anything that would or might in its opinion be contrary to any law of any jurisdiction or any directive or regulation of any agency of any state or which would or might otherwise render it liable to any person or cause it to act in a manner which might prejudice its interests and may do anything which is, in its opinion, necessary to comply with any such law, directive or regulation. Furthermore, the Trustee may also refrain from taking such action if it would not, in its opinion, have the power to do the relevant thing in that jurisdiction by virtue of any applicable law in that jurisdiction or if it is determined by any court or other competent authority in that jurisdiction that it does not have such power;
17.2.14	Determination of "material": if the Trustee is for whatever reason required to make any determination of "material adverse effect" or like matter pursuant to the terms of the Transaction Documents, it may, in its absolute discretion, seek directions from the Noteholders by means of an Extraordinary Resolution or seek advice from an expert, both in accordance with this Trust Deed, and the Trustee shall not be liable for any unavoidable delay involved in so doing; and
17.2.15	Couponholders: no notices need be given to Couponholders. The Couponholders will be deemed to have notice of the contents of any notice given to Noteholders. Even if it has express notice to the contrary, in exercising any of its functions by reference to the interests of the Noteholders, the Trustee will assume that the holder of each Note is the holder of all Coupons relating to it.
17.3	Financial matters
17.3.1	Professional charges: Any trustee being a banker, lawyer, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual professional and other charges for business transacted and acts done by him or his partner or firm on matters arising in connection with the trusts of this Trust Deed and also his properly incurred charges in addition to disbursements for all other work and business done and all time spent by him or his partner or firm on matters arising in connection with this Trust Deed, including matters which might or should have been attended to in person by a trustee not being a banker, lawyer, broker or other professional person;
17.3.2	Expenditure by the Trustee: nothing contained in this Trust Deed shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder, if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and
17.3.3	Trustee may enter into financial transactions with the Issuer and Borrower: no Trustee and no director or officer of any corporation being a Trustee hereof shall by reason of the fiduciary position of such Trustee be in any way precluded from making any contracts or entering into any transactions in the ordinary course of business with the Issuer or the Borrower or any of their respective subsidiaries, whether directly or through any subsidiary or associated company, or from accepting the trusteeship of any debenture stock, debentures, securities or loan participation notes (including the Notes) of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested. Without prejudice to the generality of these provisions, it is expressly declared that such contracts and transactions include any contract or transaction in relation to the placing, underwriting, purchasing, subscribing for or dealing with or lending money upon or making payments in respect of the Notes or any other certificates, stock, shares, debenture stock, debentures or other securities of the Issuer or the Borrower or any of their respective subsidiaries or any company in which the Issuer or the Borrower is interested or from accepting or holding the office of trustee for the holders of other certificates, notes or bonds of the Issuer or the Borrower, or any of their respective subsidiaries, and neither the Trustee nor any such director or officer shall be accountable to the Noteholders or the Issuer or any of its subsidiaries for any profit, fees, commissions, interest, discounts or share of brokerage earned, arising or resulting from any such contracts or transactions and the Trustee and any such director or officer shall also be at liberty to retain the same for its or his own benefit.
17.4	Disapplication

Section 1 of the Trustee Act 2000 shall not apply to the duties of the Trustee in relation to the trusts constituted by this Trust Deed. Where there are any inconsistencies between the Trustee Acts and the provisions of this Trust Deed, the provisions of this Trust Deed shall, to the extent allowed by law, prevail and, in the case of any such inconsistency with the Trustee Act 2000, the provisions of this Trust Deed shall constitute a restriction or exclusion for the purposes of that Act.

17.5	Trustee’s negligence

Notwithstanding any other provision contained in Clause 17, none of the provisions of this Trust Deed shall in any case in which the Trustee has failed to show the degree of care and diligence required of it, having regard to the provisions of this Trust Deed conferring on the Trustee any powers, authorities or discretions, relieve or indemnify the Trustee against any liabilities which by virtue of any rule of law would otherwise attach to it in respect of any negligence or breach of trust of which it may be guilty in relation to its duties under this Trust Deed and the Notes.

18.	Provisions in favour of the Trustee as regards the Charged Property and the Transferred Rights
18.1	The Trustee shall accept without investigation, requisition or objection such right and title as the Issuer may have to any of the Charged Property or Transferred Rights and shall not be bound or concerned to examine or enquire into or be liable for any defect or failure in the right or title of the Issuer to all or any of the Charged Property or Transferred Rights, whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not.
18.2	Neither the Trustee nor the Issuer shall be under any obligation to insure all or any of the Charged Property or Transferred Rights or to require any other person to maintain any such insurance. The Trustee shall have no responsibility or liability arising from the fact that the Charged Property is held in safe custody by any bank or custodian selected by the Issuer with the consent of the Trustee and nor does the Trustee have responsibility for monitoring the adequacy or otherwise of the insurance arrangements for the Charged Property.
18.3	Until such time as the security created hereunder becomes enforceable the moneys standing to the credit of the Collection Account shall be dealt with in accordance with the provisions of this Trust Deed and the Agency Agreement and the Trustee shall not be responsible in such circumstances or at any other time for any loss occasioned thereby whether by depreciation in value or by fluctuation in exchange rates or otherwise.
18.4	The Trustee shall have no responsibility whatsoever to the Issuer, the Borrower, or the Noteholders as regards any deficiency which might arise because the Trustee is subject to any tax in respect of all or any of the income it may receive pursuant to the terms of this Trust Deed or the proceeds thereof.
18.5	The Trustee (following the creation of the Security Interests) will rely on self-certification of the Borrower as a means of monitoring whether the Borrower is complying with its obligations under the Subordinated Loan Agreement and shall not otherwise be responsible for investigating any aspect of the Borrower's performance in relation thereto and, in particular (but without prejudice to the generality of the foregoing):
18.5.1	need not do anything to ascertain whether a Potential Bankruptcy Event or Bankruptcy Event has occurred and, until it has express knowledge to the contrary pursuant to clause 14.3 (Notification of Bankruptcy Event or Potential Bankruptcy Event) of the Subordinated Loan Agreement, the Trustee may assume that no such event has occurred and that the Borrower is performing all its obligations under the Subordinated Loan Agreement;
18.5.2	shall not undertake any credit analysis of the Borrower nor evaluate the Borrower's accounts and will assume that no action has occurred which will have a material adverse effect as referred to in clause 10.12 (No Material Adverse Change) of the Subordinated Loan Agreement unless directed by Extraordinary Resolution of the Noteholders to consider that an action has occurred which will have a material adverse effect;
18.5.3	shall rely without further investigation on information supplied to it by (a) the Borrower pursuant to the terms of the Subordinated Loan Agreement, including pursuant to clause 6.4 (Prepayment for Tax Reasons and Change in Circumstances) thereof and (b) the Issuer pursuant to the terms of this Trust Deed; and
18.5.4	the Trustee shall not be liable for any failure, omission or defect in perfecting, protecting or further assuring the Charged Property or Transferred Rights including (without prejudice to the generality of the foregoing) any failure, omission or defect in registering or filing or procuring registration or filing of or otherwise protecting or perfecting the Charged Property or Transferred Rights in respect of or in relation to this Trust Deed or the priority thereof or the right or title of any person in or to the assets comprised therein by registering under any applicable registration laws in any territory any notice or other entry prescribed by or pursuant to the provisions of any such laws.
18.6	The Trustee shall not be responsible for any unsuitability, inadequacy or unfitness of any of the Charged Property or Transferred Rights and shall not be obliged to make any investigation into, and shall be entitled to assume, the suitability, adequacy and fitness of the Charged Property or Transferred Rights.
18.7	When the Trustee is required to consider (following the creation of the Security Interests) any matter arising under the Subordinated Loan Agreement (including whether to elect to settle a claim by arbitration pursuant to Clause 24.6 of the Subordinated Loan Agreement) it may take directions in relation thereto from the Noteholders by means of an Extraordinary Resolution and shall not be liable for any unavoidable delay involved in so doing.
18.8	Upon the enforcement of the Security Interests, the Trustee shall not be responsible for identifying, initiating or completing any administrative actions, supplying any information or liaising with the National Bank of Ukraine (or any other relevant regulatory body) regarding any necessary registrations or required licences regarding the exercise of such rights and is entitled to assume that the Borrower has complied with any such requirement in connection therewith, including in relation to any time limits which may be applicable; provided that the Trustee shall, at the Borrower's request and expense, and not otherwise, provide the Borrower with any relevant document at its disposal in connection therewith.
18.9	The Trustee shall not be responsible for any Liabilities occasioned to the Security Interests however caused, whether by an act or omission of the Issuer or any other party to the Transaction Documents or any other person (including any bank, broker, depositary, or other intermediary or any clearing system or operator thereof) acting in accordance with or contrary to the provisions of any of the Transaction Documents or otherwise and irrespective of whether the Charged Property is held by or to the order of any of such persons.
18.10	The Trustee will not be liable for any decline in the value nor any loss realised upon any sale or other disposition pursuant to the Transaction Documents of, any of the Security Interests. In particular and without limitation, the Trustee shall not be liable for any such decline or loss directly or indirectly arising from its acting or failing to act as a consequence of an opinion reached by it in good faith based on advice received by it in accordance with the Transaction Documents and the Conditions.

The Trustee shall not be responsible for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or suitability of the Security Interests or other documents entered into in connection therewith, nor shall it be responsible or liable to any person because of any invalidity of any provisions of such documents or the unenforceability thereof, whether arising from statute, law or decision of any court. The Trustee shall not have any responsibility for, or have any duty to make any investigation in respect of or in any way be liable whatsoever for:

18.10.1	the nature, status, creditworthiness or solvency of either of the Borrower or the Issuer or any other person or entity who has at any time provided any security or support whether by way of guarantee, charge or otherwise;
18.10.2	the scope or accuracy of any representations, warranties or statements made by or on behalf of the Borrower or the Issuer in any application for any advance or any document entered into in connection therewith;
18.10.3	the performance or observance by the Borrower or the Issuer or any other person of any provisions of any of the Security Interests or in any document entered into in connection therewith or the fulfilment or satisfaction of any conditions contained therein or relating thereto or as to the existence or occurrence at any time of any default, event of default or similar event contained therein or waiver or consent which has at any time been granted in relation to any of the foregoing;
18.10.4	the existence, accuracy or sufficiency of any legal or other opinions, searches, reports, certificates, valuations or investigations delivered or obtained or required to be delivered or obtained at any time in connection with any of the Security Interests;
18.10.5	the failure to call for delivery of documents of title to or require any transfers, legal mortgages, charges or other further assurances in relation to any of the assets the subject matter of any of the Transaction Documents or any other document; or
18.10.6	any other matter or thing relating to or in any way connected with any of the Security Interests or any document entered into in connection therewith, whether or not similar to the foregoing.
19.	Appointment and Retirement
19.1	Appointment of Trustees

The power of appointing new trustees of this Trust Deed shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved in writing by the Borrower and by an Extraordinary Resolution. A trust corporation may be appointed sole trustee hereof but subject thereto there shall be at least two trustees hereof one at least of which shall be a trust corporation. Any appointment of a new trustee hereof shall as soon as practicable thereafter be notified by the new trustee to the Agents and to the Noteholders. The Noteholders shall together have the power, exercisable by Extraordinary Resolution, to remove any trustee or trustees for the time being hereof. The removal of any trustee shall not become effective unless the Borrower has given its prior written consent thereto and there remains a trustee hereof (being a trust corporation) in office after such removal.

19.2	Co-trustees

Notwithstanding the provisions of Clause 19.1 (Appointment of Trustees), the Trustee may, upon giving prior notice to the Issuer and the Borrower but without the consent of the Issuer, the Borrower or the Noteholders, appoint any person established or resident in any jurisdiction (whether a trust corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

19.2.1	if the Trustee considers such appointment to be in the interests of the Noteholders; or
19.2.2	for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts are to be performed; or
19.2.3	for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction either of a judgment already obtained or of this Trust Deed.
19.3	Attorneys

The Issuer hereby irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute an instrument of appointment in accordance with Clause 19.2 (Co-Trustees). Such person appointed by the Trustee under such instrument of appointment shall (subject always to the provisions of this Trust Deed) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by this Trust Deed) and such duties and obligations as shall be conferred on such person or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such proper remuneration as the Trustee may pay to any such person, together with any attributable costs, charges and expenses incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of this Trust Deed be treated as costs, charges and expenses incurred by the Trustee, which for the avoidance of doubt the Issuer shall only pay to the extent it has received relevant funds therefor from the Borrower.

19.4	Retirement of Trustees

Any Trustee for the time being of this Trust Deed may retire at any time upon giving not less than three calendar months' notice in writing to the Issuer without assigning any reason therefor and without being responsible for any costs occasioned by such retirement. The retirement of any Trustee shall not become effective unless there remains a trustee hereof (being a trust corporation) in office after such retirement. In the event of a Trustee giving notice under this Clause 19.4, the Trustee on behalf of the Issuer shall use its reasonable endeavours to procure a new trustee to be appointed.

19.5	Competence of a majority of Trustees

Whenever there shall be more than two trustees hereof the majority of such trustees shall (provided such majority includes a trust corporation) be competent to execute and exercise all the trusts, powers, authorities and discretions vested by this Trust Deed in the Trustee generally.

19.6	Powers additional

The powers conferred by this Trust Deed upon the Trustee shall be in addition to any powers which may from time to time be vested in it by general law or as the holder of any of the Notes.

19.7	Merger

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Clause, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

19.8	Issuer to Appoint New Trustee

Subject to the other sub-clauses in this Clause 19, the Issuer may appoint a new trustee if the United Kingdom ceases to be the jurisdiction in which the Trustee is resident and acting through for taxation purposes.

20.	Notices
20.1	Addresses for notices

All notices and other communications hereunder shall be made in writing and in English (by letter or fax) and shall be sent as follows:

20.1.1	Issuer: If to the Issuer, to it at:

Standard Bank Plc
Cannon Bridge House
25 Dowgate Hill
London EC4R 2SB

Fax: +44 (20) 7815 3091

Attention: Head of Operations/Paul Hewitt

20.1.2	Trustee: if to the Trustee, to it at:

Trinity Tower

9 Thomas More Street

London E1W 1YT

Fax: +44 20 7777 5410

Attention: Manager, Trust Administration

or, in any case, to such other address or fax number or for the attention of such other person or department as the addressee has by prior notice to the sender specified for the purpose.

20.1.3	Borrower: if to the Borrower, to it at:

50 Naberezhna Peremohy Str.

Dnipropetrovsk

Ukraine 49094

Fax: +380 562 390 477

Attention: Deputy Chairman of the Board, Director of Treasury

20.2	Delivery

Each communication and document to be made or delivered by one party to another pursuant to this Agreement shall, unless that other party has by 15 calendar days' written notice to the same specified another address or fax number, be made or delivered to that other party at the address or fax number specified in Clause 20.1 (Addresses for Notices) and shall be effective upon receipt by the addressee on a business day in the city of the recipient; provided, however, that (i) any such communication or document which would otherwise take effect after 4:00 p.m. on any particular day shall not take effect until 10:00 a.m. on the immediately succeeding business day in the city of the addressee and (ii) any communication or document to be made or delivered by one party to the other party shall be effective only if the same is expressly marked for the attention of the department or officer identified in Clause 20.1 (Addresses for Notices), or such other department or officer as such other party shall from time to time specify for this purpose.

20.3	Effectiveness

Every notice or other communication sent in accordance with Clause 20.1 (Addresses for Notices) shall be deemed to have been delivered 3 days after the time of despatch and if sent by fax it shall be deemed to have been delivered at the time of despatch, provided that a confirmation of successful transmission has been received by the notice provider.

21.	Law and Jurisdiction
21.1	Governing law

This Trust Deed and the Notes and all matters arising from or connected with them are governed by, and shall be construed in accordance with, English law.

21.2	English courts

The courts of England have exclusive jurisdiction to settle any dispute (a "Dispute"), arising from or connected with this Trust Deed or the Notes (including a dispute regarding the existence, validity or termination of this Trust Deed or the Notes) or the consequences of their nullity.

21.3	Appropriate forum

The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

21.4	Rights of the Trustee and Noteholders to take proceedings outside England

Clause 21.2 (English courts) is for the benefit of the Trustee and the Noteholders only. As a result, nothing in this Clause 21 prevents the Trustee or any of the Noteholders from taking proceedings relating to a Dispute ("Proceedings") in any other courts with jurisdiction. To the extent allowed by law, the Trustee or any of the Noteholders may take concurrent Proceedings in any number of jurisdictions.

22.	Severability

In case any provision in or obligation under this Trust Deed shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

23.	Contracts (Rights of Third Parties) Act 1999

No person shall have any right to enforce any provision of this Trust Deed under the Contracts (Rights of Third Parties) Act 1999.

24.	Counterparts

This Trust Deed may be executed in any number of counterparts, each of which shall be deemed an original.

IN WITNESS WHEREOF this Trust Deed has been executed as a deed by the parties hereto and is intended to be and is hereby delivered on the date first before written.

SCHEDULE 1
Form of Temporary Global Note

ISIN XS0242939394

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

STANDARD BANK PLC

(incorporated with limited liability under

the laws of England and Wales with registered number 02130447)

U.S.$ 150,000,000

8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011

TEMPORARY GLOBAL NOTE

1.	INTRODUCTION

This Temporary Global Note is issued in respect of the U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the "Notes") of Standard Bank Plc (the "Issuer") issued for the sole purpose of financing a U.S.$150,000,000 loan made by the Issuer to Closed Joint Stock Company Commercial Bank PrivatBank (the "Borrower") pursuant to subordinated loan agreement dated 3 February 2006, as supplemented, amended or restated from time to time (the "Subordinated Loan Agreement"). The Notes are subject to, and have the benefit of, a trust deed dated 9 February 2006 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and J.P.Morgan Corporate Trustee Services Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 9 February 2006 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, JPMorgan Chase Bank, N.A. as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee.

This Temporary Global Note constitutes the obligations of the Issuer to account to the holder of this Temporary Global Note for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) (other than amounts received in respect of the Reserved Rights as defined in the Trust Deed)) actually received from the Borrower under the Subordinated Loan Agreement.

2.	REFERENCES TO CONDITIONS

Any reference herein to the "Conditions" is to the terms and conditions of the Notes scheduled to the Trust Deed and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Temporary Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Temporary Global Note the principal sum of

U.S.$150,000,000

(ONE HUNDRED AND FIFTY MILLION UNITED STATES DOLLARS)

on 9 February 2016 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and the Trust Deed; provided, however, that such interest shall be payable only:

1.1	in the case of interest falling due before the Exchange Date (as defined below), to the extent that a certificate or certificates issued by Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") and/or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") dated not earlier than the date on which such interest falls due and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) of this Schedule 1 hereto is/are delivered to the Specified Office (as defined in the Conditions) of the Principal Paying Agent; or
1.2	in the case of interest falling due at any time, to the extent that the Issuer has failed to procure the exchange for a permanent global note of that portion of this Temporary Global Note in respect of which such interest has accrued.
4.	NEGOTIABILITY

This Temporary Global Note is negotiable and, accordingly, title to this Temporary Global Note shall pass by delivery.

5.	EXCHANGE

On or after the day following the expiry of 40 days after the date of issue of this Temporary Global Note (the "Exchange Date"), the Issuer shall procure (in the case of first exchange) the delivery of a permanent global note (the "Permanent Global Note") in substantially the form set out in Schedule 2 (Form of Permanent Global Note) to the Trust Deed to the bearer of this Temporary Global Note or (in the case of any subsequent exchange) an increase in the principal amount of the Permanent Global Note in accordance with its terms against:

1.3	presentation and (in the case of final exchange) surrender of this Global Note at the specified office of the Principal Paying Agent; and
1.4	receipt by the Principal Paying Agent of a certificate or certificates issued by Euroclear and/or Clearstream, Luxembourg dated not earlier than the Exchange Date and in substantially the form set out in Schedule 3 (Form of Euroclear/Clearstream, Luxembourg Certification) of this Schedule 1 hereto.

The principal amount of the Permanent Global Note shall be equal to the aggregate of the principal amounts specified in the certificates issued by Euroclear and/or Clearstream, Luxembourg and received by the Principal Paying Agent; provided, however, that in no circumstances shall the principal amount of the Permanent Global Note exceed the initial principal amount of this Temporary Global Note.

6.	WRITING DOWN

On each occasion on which the Permanent Global Note is delivered or the principal amount thereof is increased in accordance with its terms in exchange for a further portion of this Temporary Global Note (a) the principal amount of the Permanent Global Note, the principal amount of such increase or (as the case may be) the aggregate principal amount of such Notes and (b) the remaining principal amount of this Temporary Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (a)) shall be endorsed by or on behalf of the Principal Paying Agent on behalf of the Issuer on Schedule 1 (Payments, Exchange for Permanent Global Note and Cancellation of Notes) of this Schedule 1 hereto, whereupon the principal amount of this Temporary Global Note shall for all purposes be as most recently so endorsed.

7.	PAYMENTS

All payments in respect of this Temporary Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Temporary Global Note at the Specified Office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Temporary Global Note, the amount so paid shall be endorsed by or on behalf of the Principle Paying Agent on behalf of the Issuer on Schedule 1 (Payments, Exchange for Permanent Global Note and Cancellation of Notes) of this Schedule 1 hereto.

8.	CONDITIONS APPLY

Until this Temporary Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Temporary Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if the bearer were the holder of Notes in definitive form in substantially the form set out in Schedule 3 (Form of Definitive Note) to the Trust Deed and the related interest coupons in the denomination of U.S.$ 100,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

9.	ACCOUNTHOLDERS

For as long as all this Temporary Global Note is represented by one or both of the Permanent Global Note and this Temporary Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each of the persons shown in the records of Euroclear and/or Clearstream Luxembourg and/or any other relevant clearing systems as being entitled to an interest in a Global Note (each an "Accountholder") (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Note(s) standing to the account of any person shall be conclusive and binding of all purposes), each Accountholder shall be treated as the holder of such principal amount of such Note(s) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Note(s) the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of the relevant Global Not in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment to the bearer of the relevant Global Note.

10.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Temporary Global Note (or by this Temporary Global Note and the Permanent Global Note) and this Temporary Global Note is (or this Temporary Global Note and the Permanent Global Note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

11.	AUTHENTICATION

This Temporary Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.

12.	PRESCRIPTION

Claims against the Issuer in respect of principal and interest on the Notes represented by the Permanent Global Note or this Temporary Global Note will be prescribed after 10 years (in the case of principal) and five years (in case of interest) from the Relevant Date (as defined in Condition 8).

13.	EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

References herein to Euroclear and/or Clearsteam, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

14.	GOVERNING LAW

This Temporary Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

15.	CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) act 1999 to enforce any term of this Temporary Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By: By:

(duly authorised) (duly authorised)

ISSUED on 9 February 2006

AUTHENTICATED for and on behalf of

JPMORGAN CHASE BANK, N.A.

as principal paying agent

without recourse, warranty or liability

By: ..............................

(duly authorised)

SCHEDULE 1

PAYMENTS, EXCHANGE AND CANCELLATION OF NOTES

Date of payment, delivery or cancellation	Amount of interest then paid	Principal amount of Permanent Global Note then delivered or by which Permanent Global Note then increased	Aggregate principal amount of Notes then cancelled	Remaining principal amount of this Temporary Global Note	Authorised Signature

SCHEDULE 2

FORM OF ACCOUNTHOLDER'S CERTIFICATION

STANDARD BANK PLC

(incorporated with limited liability under

the laws of England and Wales with registered number 02130447)

U.S.$ 150,000,000

8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the "Notes")

This is to certify that as of the date hereof, and except as set forth below, the above-captioned Notes held by you for our account (a) are owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) are owned by United States person(s) that (i) are foreign branches of a United States financial institution (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the issuer or the issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) are owned by United States or foreign financial institution(s) for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Notes is a United States or foreign financial institution described in clause (c) (whether or not also described in clause (a) or (b)) this is to further certify that such financial institution has not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify that, except as set forth below, the Notes are beneficially owned by (1) non-U.S. person(s) or (2) U.S. person(s) who purchased the Notes in transactions which did not require registration under the Act. As used in this paragraph the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Notes held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to U.S.$[amount] of such interest in the above Notes in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Notes (or, if relevant, exercise of any rights or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:	[ ]

[name of account holder]

as, or as agent for,

the beneficial owner(s) of the Notes

to which this certificate relates.

By:	....................................

Authorised signatory

SCHEDULE 3

FORM OF EUROCLEAR/CLEARSTREAM, LUXEMBOURG CERTIFICATION

STANDARD BANK PLC

(incorporated with limited liability under

the laws of England and Wales with registered number 02130447)

U.S.$ 150,000,000

8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the "Notes")

This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the principal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary global note issued in respect of the securities, as of the date hereof, [currency] [amount] principal amount of the above-captioned Notes (a) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (b) is owned by United States persons that (i) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(iv)) ("financial institutions") purchasing for their own account or for resale, or (ii) acquired the Notes through foreign branches of United States financial institutions and who hold the Notes through such United States financial institutions on the date hereof (and in either case (i) or (ii), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (c) is owned by United States or foreign financial institutions for purposes of resale during the restricted period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in clause (c) (whether or not also described in clause (a) or (b)) have certified that they have not acquired the Notes for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Notes are of the category contemplated in Section 230.903(b)(3) of Regulation S under the Securities Act of 1933, as amended (the "Act"), then this is also to certify with respect to the principal amount of Notes set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion substantially to the effect set forth in the temporary global note issued in respect of the Notes.

We further certify (1) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary global security excepted in such certifications and (2) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings.

Dated:	[ ]

Euroclear Bank S.A./N.V.

as operator of the Euroclear System

or

Clearstream Banking, société anonyme, Luxembourg

By:	....................................

Authorised signatory

SCHEDULE 2
Form of Permanent Global Note

ISIN: XS0242939394

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

STANDARD BANK PLC

(incorporated with limited liability under

the laws of England and Wales with registered number 02130447)

U.S.$ 150,000,000

8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011

PERMANENT GLOBAL NOTE

1.	INTRODUCTION

This Permanent Global Note is issued in respect of the U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the "Notes") of Standard Bank Plc (the "Issuer") issued for the sole purpose of financing a U.S.$150,000,000 loan made by the Issuer to Closed Joint Stock Company Commercial Bank PrivatBank (the "Borrower") pursuant to subordinated loan agreement dated 3 February 2006 as supplemented, amended or restated from time to time (the "Subordinated Loan Agreement"). The Notes are subject to, and have the benefit of, a trust deed dated 9 February 2006 (as amended or supplemented from time to time, the "Trust Deed") between the Issuer and J.P. Morgan Corporate Trustee Services Limited as trustee (the "Trustee", which expression includes all persons for the time being appointed trustee or trustees under the Trust Deed) and are the subject of a paying agency agreement dated 9 February 2006 (as amended or supplemented from time to time, the "Agency Agreement") and made between the Issuer, JPMorgan Chase Bank, N.A. as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agents named therein (together with the Principal Paying Agent, the "Paying Agents", which expression includes any successor or additional paying agents appointed from time to time in connection with the Notes) and the Trustee.

This Permanent Global Note constitutes the obligations of the Issuer to account to the holder of this Permanent Global Note for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) (other than amounts received in respect of the Reserved Rights as defined in the Trust Deed)) actually received from the Borrower under the Subordinated Loan Agreement.

2.	REFERENCES TO CONDITIONS

Any reference herein to the "Conditions" is to the terms and conditions of the Notes set out in Schedule 2 (Terms and Conditions of the Notes) of this Schedule 2 hereto and any reference to a numbered "Condition" is to the correspondingly numbered provision thereof. Words and expressions defined in the Conditions shall have the same meanings when used in this Global Note.

3.	PROMISE TO PAY

The Issuer, for value received, promises to pay to the bearer of this Global Note, in respect of each Note represented by this Global Note, its principal amount on 9 February 2006 or on such earlier date or dates as the same may become payable in accordance with the Conditions, and to pay interest on each such Note on the dates and in the manner specified in the Conditions, together with any additional amounts payable in accordance with the Conditions and the Trust Deed, all subject to and in accordance with the Conditions. The Principal Paying Agent on behalf of the Issuer shall endorse or shall procure that the initial aggregate principal amount of Notes represented by this Global Note is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 whereupon the principal amount of this Global Note shall for all purposes be such amount, subject as provided in paragraph 7 (Writing Down) and paragraph 8 (Writing Up) below.

4.	NEGOTIABILITY

This Global Note is negotiable and, accordingly, title to this Global Note shall pass by delivery.

5.	EXCHANGE

This Global Note will be exchanged, in whole but not in part only, for Notes in definitive form ("Definitive Notes") in substantially the form set out in Schedule 3 (Form of Definitive Note) to the Trust Deed if one or more of the following events ("Exchange Event") occur: Euroclear Bank S.A./N.V. as operator of the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme, Luxembourg ("Clearstream, Luxembourg") is closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or announces an intention permanently to cease business or does in fact do so and no alternative clearing system satisfactory to the Trustee is available; upon the happening of any Relevant Event (as defined in the Trust Deed); or the Issuer would suffer a disadvantage as a result of a change in laws or regulations (taxation or otherwise) which would not be suffered were the Notes in definitive form and a certificate to such effect signed by two members of the management board of the Issuer is delivered to the Trustee.

5.	DELIVERY OF DEFINITIVE NOTES

Whenever this Global Note is to be exchanged for Definitive Notes, the Issuer shall procure the delivery of such Definitive Notes, duly authenticated and with interest coupons ("Coupons") attached, in an aggregate principal amount equal to the principal amount of this Global Note to the bearer of this Global Note against the surrender of this Global Note at the Specified Office (as defined in the Conditions) of the Principal Paying Agent.

6.	WRITING DOWN

On each occasion on which:

(a)	a payment of principal is made in respect of this Global Note; or
(b)	Definitive Notes are delivered;

the Principal Paying Agent on behalf of the Issuer shall endorse or shall procure that (i) the amount of such payment and the aggregate principal amount of such Notes and (ii) the remaining principal amount of this Global Note (which shall be the previous principal amount hereof less the aggregate of the amounts referred to in (i) above) are endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so endorsed.

7.	WRITING UP

If this Global Note was originally issued in exchange for part only of a temporary global note representing the Notes, then all references in this Global Note to its principal amount shall be construed as references to the principal amount of the part of the temporary global note in exchange for which this Global Note was originally issued which the Principal Paying Agent on behalf of the Issuer shall endorse on shall procure that it is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 hereto. If at any subsequent time any further portion of such temporary global note is exchanged for an interest in this Global Note, the principal amount of this Global Note shall be increased by the amount of such further portion, and the Principal Paying Agent on behalf of the Issuer shall endorse on shall procure that the principal amount of this Global Note (which shall be the previous principal amount hereof plus the amount of such further portion) is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 2 hereto, whereupon the principal amount of this Global Note shall for all purposes be as most recently so endorsed.

8.	PAYMENTS

All payments in respect of this Global Note shall be made against presentation and (in the case of payment of principal in full with all interest accrued thereon) surrender of this Global Note at the specified office of any Paying Agent and shall be effective to satisfy and discharge the corresponding liabilities of the Issuer in respect of the Notes. On each occasion on which a payment of interest is made in respect of this Global Note, the Principal Paying Agent on behalf of the Issuer shall endorse on shall procure that the same is endorsed on Schedule 1 (Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes) of this Schedule 1 hereto.

6.	ACCOUNTHOLDERS

For as long as all this Permanent Global Note is represented by one or both of the Temporary Global Note and this Permanent Global Note and such Global Note(s) is/are held on behalf of Euroclear and/or Clearstream, Luxembourg, each of the persons shown in the records of Euroclear and/or Clearstream Luxembourg and/or any other relevant clearing systems as being entitled to an interest in a Global Note (each an "Accountholder") (in which regard any certificate or other document issued by Euroclear or Clearstream, Luxembourg as to the principal amount of such Note(s) standing to the account of any person shall be conclusive and binding of all purposes), each Accountholder shall be treated as the holder of such principal amount of such Note(s) for all purposes (including for the purposes of any quorum requirements of, or the right to demand a poll at, meetings of the Noteholders) other than with respect to the payment of principal and interest on such Note(s) the right to which shall be vested, as against the Issuer and the Trustee, solely in the bearer of the relevant Global Not in accordance with and subject to its terms and the terms of the Trust Deed. Each Accountholder must look solely to Euroclear or Clearstream, Luxembourg, as the case may be, for its share of each payment to the bearer of the relevant Global Note.

9.	CONDITIONS APPLY

Until this Global Note has been exchanged as provided herein or cancelled in accordance with the Agency Agreement, the bearer of this Global Note shall be subject to the Conditions and, subject as otherwise provided herein, shall be entitled to the same rights and benefits under the Conditions as if it were the holder of Definitive Notes and the related Coupons in the denomination of U.S.$ 100,000 and in an aggregate principal amount equal to the principal amount of this Global Note.

10.	NOTICES

Notwithstanding Condition 15 (Notices), while all the Notes are represented by this Global Note (or by this Global Note and a temporary global note) and this Global Note is (or this Global Note and a temporary global note are) deposited with a common depositary for Euroclear and Clearstream, Luxembourg, notices to Noteholders may be given by delivery of the relevant notice to Euroclear and Clearstream, Luxembourg and, in any case, such notices shall be deemed to have been given to the Noteholders in accordance with the Condition 15 (Notices) on the date of delivery to Euroclear and Clearstream, Luxembourg.

11.	PRESCRIPTION

Claims against the Issuer in respect of principal and interest on the Notes represented by this Global Note will be prescribed after 10 years (in the case of principal) and five years (in case of interest) from the Relevant Date (as defined in Condition 8).

12.	EUROCLEAR AND CLEARSTREAM, LUXEMBOURG

References herein to Euroclear and/or Clearsteam, Luxembourg shall be deemed to include references to any other clearing system approved by the Trustee.

13.	AUTHENTICATION

This Global Note shall not be valid for any purpose until it has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.

14.	GOVERNING LAW

This Global Note and all matters arising from or connected with it are governed by, and shall be construed in accordance with, English law.

15.	CONTRACT (RIGHTS OF THIRD PARTIES) ACT 1999

No rights are conferred on any person under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Global Note, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

STANDARD BANK PLC

By: .............................. By:

(duly authorised) (duly authorised)

ISSUED as of 9 February 2006

AUTHENTICATED for and on behalf of

JPMORGAN CHASE BANK, N.A.

as principal paying agent

without recourse, warranty or liability

By: ..............................

[manual signature]

(duly authorised)

SCHEDULE 1

Payments, Exchanges against Temporary Global Note and Delivery of Definitive Notes

Date of payment, exchange, delivery or cancellation	Amount of interest then paid	Principal amount of Temporary Global Note then exchanged	Aggregate principal amount of Definitive Notes then delivered	New principal amount of this Global Note	Authorised signature

SCHEDULE 2

Terms and Conditions of the Notes

[Please see Schedule 4 of the Trust Deed.]

SCHEDULE 3
Form of Definitive Note

[On the face of the Note:]

U.S.$ [•] ISIN Code: XS0242939394 Serial No. [•]

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

STANDARD BANK PLC

(incorporated with limited liability under

the laws of England and Wales with registered number 02130447)

U.S.$ 150,000,000

8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011

This Note is one of a series of notes (the "Notes") in the denomination of U.S.$[•] and in the aggregate principal amount of U.S.$150,000,000 issued by Standard Bank Plc (the "Issuer") for the sole purpose of financing a U.S.$150,000,000 loan made by the Issuer to Closed Joint Stock Company Commercial Bank PrivatBank (the "Borrower") pursuant to a loan agreement dated 3 February 2006 (the "Subordinated Loan Agreement"). The Notes are subject to, and have the benefit of, a trust deed dated 9 February 2006 (as amended and/or restated and/or supplemented, from time to time, the "Trust Deed") between the Issuer and JPMorgan Corporate Trustee Services Limited (the "Trustee") as trustee for the holders of the Notes from time to time are the subject of an agency agreement dated 9 February 2006 (as amended and/or restated and/or supplemented from time to time) and made between the Issuer, JPMorgan Chase Bank, N.A. as principal paying agent (the "Principal Paying Agent", which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), UBS AG as paying agent and the Trustee. The Notes constitute the obligations of the Issuer to apply the proceeds from the issuance of the Notes solely to finance the Subordinated Loan (as defined in the Trust Deed) and to account to the holders of the Notes for amounts equivalent to payments of principal, interest or, as the case may be, additional amounts (if any) (less amounts received in respect of the Reserved Rights (as defined in the Trust Deed)) actually received from the Borrower under the Subordinated Loan Agreement.

The Issuer, for value received, promises to pay to the bearer the principal sum of

U.S.$[•]

([AMOUNT IN WORDS] UNITED STATES DOLLARS)

on 9 February 2016, or on such earlier date or dates as the same may become payable in accordance with the conditions endorsed hereon (the "Conditions"), and to pay interest on such principal sum in arrear on the dates and at the rates specified in the Conditions, together with any additional amounts payable in accordance with the Conditions, all subject to and in accordance with the Conditions and the Trust Deed.

Interest is payable on the [above principal sum/unpaid balance of the above principal sum] at rates determined in accordance with the Conditions in arrear on the Interest Payment Dates (as defined in the Conditions) falling in August and February in each year, all subject to and in accordance with the Conditions.

This Note and the interest coupons relating hereto shall not be valid for any purpose until this Note has been authenticated for and on behalf of Principal Paying Agent as principal paying agent.

AS WITNESS the facsimile signature of a duly authorised person on behalf of the Issuer.

Terms and Conditions of the Notes

The following is the text of the Terms and Conditions of the Notes, which contain summaries of certain provisions of the Trust Deed, and which will be attached to the Notes in definitive form, if any, and (subject to the provisions thereof) apply to the Global Notes.

The U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the “Notes”, which expression shall in these Terms and Conditions, unless the context otherwise requires, include any further notes issued pursuant to Condition 14 (Further Issues) and forming a single series with the Notes) of Standard Bank PLC (the “Issuer”) are constituted and secured by, and are subject to, and have the benefit of, a trust deed (such trust deed as modified and/or restated and/or supplemented from time to time, the “Trust Deed”) dated 9 February 2006 between the Issuer and J.P. Morgan Corporate Trustee Services Limited as trustee (the “Trustee”, which expression shall include its successor(s)) for the holders of the Notes (the “Noteholders”) and the holders of the interest coupons appertaining to the Notes (the “Couponholders” and the “Coupons”, respectively).

The Issuer has authorised the creation, issue and sale of the Notes for the sole purpose of financing a

U.S.$150,000,000 subordinated loan (the “Subordinated Loan”) to Closed Joint Stock Company

Commercial Bank PrivatBank (“PrivatBank”). The Issuer and PrivatBank have recorded the terms of the Subordinated Loan in an agreement (such agreement as modified and/or restated and/or supplemented from time to time, the “Subordinated Loan Agreement”) dated 3 February 2006 between the Issuer and PrivatBank.

The statements in these terms and conditions (the “Conditions”) include summaries of, and are subject to, the detailed provisions of and definitions in the Trust Deed. Copies of the Trust Deed and an agency agreement (such agreement as modified and/or restated and/or supplemented from time to time, the “Agency Agreement”) dated 9 February 2006 between the Issuer, JPMorgan Chase Bank, N.A., as principal paying agent (the “Principal Paying Agent”, which expression includes any successor principal paying agent appointed from time to time in connection with the Notes), the other paying agent named therein (together with the Principal Paying Agent, the “Paying Agents”, which expression includes any additional or successor paying agents appointed from time to time in connection with the Notes) and the Trustee are available for inspection during normal business hours at the specified office for the time being of the Trustee, being at the date hereof at Trinity Tower, 9 Thomas More Street, London E1W 1YT, and at the specified office of each Paying Agent. The Noteholders and the Couponholders are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the Agency Agreement applicable to them.

1. FORM, DENOMINATION AND TITLE

1.1 Form and Denomination

The Notes are in bearer form, serially numbered, in the denomination of U.S.$100,000 each and integral multiples of U.S.$1,000 in excess thereof with Coupons attached on issue.

1.2 Title

Title to the Notes and to the Coupons will pass by delivery.

1.3 Holder Absolute Owner

The Issuer, any Paying Agent and the Trustee may (to the fullest extent permitted by applicable laws) deem and treat the holder of any Note or Coupon as the absolute owner for all purposes (whether or not the Note or Coupon shall be overdue and notwithstanding any notice of ownership or writing on the Note or Coupon or any notice of previous loss or theft of the Note or Coupon or of any trust or interest therein) and shall not be required to obtain any proof thereof or as to the identity of such holder.

Terms and Conditions of the Notes

2. STATUS AND LIMITED RECOURSE

2.1 Status

The Notes constitute secured, limited recourse obligations of the Issuer. Recourse in respect of the Notes is limited in the manner described in Condition 2(2) (Limited Recourse) below. The Notes are secured in the manner described in Condition 3 (Security) and shall at all times rank pari passu and without any preference amongst themselves.

2.2 Limited Recourse

The sole purpose of the issue of the Notes is to provide the funds for the Issuer to finance the Subordinated Loan. In each case where amounts of principal, interest and additional amounts (if any) are stated in these Conditions or in the Trust Deed to be payable in respect of the Notes, the obligation of the Issuer to make any such payment shall constitute an obligation only to account to the Noteholders and/or the Couponholders, as the case may be, on each date upon which such amounts of principal, interest and additional amounts (if any) are due in respect of the Notes, for an amount equivalent to sums of principal, interest or additional amounts (if any) actually received by or for the account of the Issuer pursuant to the Subordinated Loan Agreement less any amount in respect of the Reserved Rights (as defined in Condition 3 (Security) below). If the Issuer receives any amount (a “relevant amount”) under the Subordinated Loan Agreement in a currency other than U.S. dollars, the Issuer’s obligation to make any corresponding payment under these Conditions or the Trust Deed shall be fully satisfied by paying such sum as the Issuer receives having converted the relevant amount into U.S. dollars (after deducting any costs of exchange) at the rate or rates of exchange at which the Issuer may in the ordinary course of business purchase U.S. dollars with the currency so received.

Any payment in respect of the Notes equivalent to the sums actually received (and not required to be repaid pursuant to appropriate Ukrainian bankruptcy legislation) by or for the account of the Issuer by way of principal, interest or additional amounts (if any) pursuant to the Subordinated Loan Agreement (less any amounts in respect of the Reserved Rights) will be made pro rata among all Noteholders and Couponholders (as the case may be), on or as soon as practicable after the date of the receipt of, and in the currency of, and subject to the conditions attaching to, the equivalent payment pursuant to the Subordinated Loan Agreement. The Issuer shall not be liable to make any payment in respect of the Notes other than as expressly provided in these Conditions and in the Trust Deed. The Issuer shall not be under any obligation to exercise in favour of the Noteholders and/or the Couponholders any rights of set-off or of banker’s lien or to combine accounts or counterclaim that may arise out of other transactions between the Issuer and PrivatBank.

It is a condition of the Notes that:

(i) neither the Issuer nor the Trustee makes any representation or warranty in respect of, and shall at no time have any responsibility for or liability or obligation in respect for, or, save as otherwise expressly provided in the Trust Deed or in Condition 2.2(vi) below, the performance and observance by PrivatBank of its obligations under the Subordinated Loan Agreement or the recoverability of any sum of principal or interest (or any additional amounts) due or to become due from PrivatBank under the Subordinated Loan Agreement;

(ii) neither the Issuer nor the Trustee shall at any time have any responsibility for, or obligation or liability in respect of, the condition (financial, operational or otherwise), creditworthiness, affairs, status, nature or prospects of PrivatBank;

(iii) neither the Issuer nor the Trustee shall at any time be liable for any misrepresentation or breach of warranty or any act, default or omission of PrivatBank under, or in respect of, the Subordinated Loan Agreement;

Terms and Conditions of the Notes

(iv) neither the Issuer nor the Trustee shall at any time have any responsibility for, or liability or obligation in respect of, the performance and observance by any Paying Agent of its obligations under the Agency Agreement;

(v) the financial servicing and performance of the terms of the Notes depend solely and exclusively upon (a) the performance by PrivatBank of its obligations under the Subordinated Loan Agreement and (b) PrivatBank’s credit and financial standing. PrivatBank has represented and warranted to the Issuer in the Subordinated Loan Agreement that the Subordinated Loan Agreement constitutes a legal, valid and binding obligation of PrivatBank;

(vi) the Issuer, and pursuant to the Subordinated Loan Administration Assignment (as defined in

Condition 3 (Security) below), the Trustee, will, and are entitled to rely on self-certification by PrivatBank and, where applicable, certification by third parties as a means of monitoring whether PrivatBank is complying with its obligations (other than its obligations to make any payment of principal or interest) under the Subordinated Loan Agreement and shall not otherwise be responsible for investigating any aspect of PrivatBank’s performance in relation to the Subordinated Loan Agreement and, subject as further provided in the Trust Deed, neither the Issuer nor the Trustee will be liable for any failure to make any investigation which might be made by a lender or a security holder in relation to the Subordinated Loan or the property which is the subject of the Security Interests (as defined in Condition 3 (Security) below) and held by way of security for the Notes, as applicable, and the Trustee shall not be bound to enquire into or be liable for any defect or failure in the right or title of the Issuer to the property which is the subject of the Security Interests whether such defect or failure was known to the Trustee or might have been discovered upon examination or enquiry and whether capable of remedy or not, nor will it have any liability for the enforceability of the security created by the Security Interests whether or not as a result of any failure, omission or defect in registering or filing or otherwise protecting or perfecting such security and the Trustee will have no responsibility for the value of such security;

(vii) the Issuer will not be liable for any withholding or deduction or for any payment on account of tax (not being a tax imposed on the Issuer's net income) required to be made by the Issuer on or in relation to any sum received by it under the Subordinated Loan Agreement which will or may affect payments made or to be made by the Issuer in respect of the Notes save to the extent that it has actually received additional amounts under the Subordinated Loan Agreement in respect of such withholding or deduction or payment and the Issuer shall, furthermore, not be obliged to take any actions or measures as regards such deduction or withholding or payment, other than those set out in Clause 8 (Taxes) and Clause 10.3 (Mitigation) of the Subordinated Loan Agreement; and

(viii) the Issuer shall at no time be required to expend or risk its own funds or otherwise incur any financial liability in the performance of its obligations or duties or the exercise of any right, power, authority or discretion pursuant to these Conditions until it has received the funds from PrivatBank that are necessary to cover the costs and expenses in connection with such performance or exercise.

Save as otherwise expressly provided in these Conditions and in the Trust Deed, no proprietary or other direct interest in the Issuer’s rights under or in respect of the Subordinated Loan Agreement or the Subordinated Loan exists for the benefit of the Noteholders or the Couponholders. Subject to the terms of the Trust Deed, no Noteholder or Couponholder will have any entitlement to enforce any of the provisions in the Subordinated Loan Agreement or have direct recourse to PrivatBank except through action by the Trustee under the Security Interests. Neither the Issuer nor the Trustee (as the case may be) shall be required to take proceedings to enforce payment under the Subordinated Loan Agreement unless it has been indemnified and/or secured by the Noteholders or the Couponholders to its satisfaction against all liabilities, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

Terms and Conditions of the Notes

Payments made by PrivatBank under the Subordinated Loan Agreement to, or to the order of, the Trustee or (subject to the provisions of the Trust Deed) the Principal Paying Agent will satisfy pro tanto the obligations of the Issuer in respect of the Notes.

Notwithstanding any other provisions of these Conditions and the provisions in the Trust Deed, the Trustee, the Noteholders and the Couponholders shall have recourse only to the property subject to the Security Interests in accordance with the provisions of the Trust Deed. After realisation of the security which has become enforceable and application of the proceeds in accordance with Clause 8 (Application of Moneys received by the Trustee) of the Trust Deed, the obligations of the Issuer with respect to the Trustee and the Noteholders in respect of the Notes shall be satisfied and none of the foregoing parties may take any further steps against the Issuer to recover any further sums in respect thereof and the right to receive any such sums shall be extinguished. In particular, neither the Trustee nor any Noteholder shall petition or take any other step for the winding-up of the Issuer.

Noteholders and Couponholders are deemed to have accepted and agreed that they will be relying solely and exclusively on the credit and financial standing of PrivatBank in respect of the financial servicing of the Notes.

3. SECURITY

The obligations of the Issuer under the Notes and all other moneys payable under the Trust Deed are secured by the following security (together referred to as the “Charge”):

(i) a charge by way of first fixed security in favour of the Trustee of all its rights to principal,

interest and other amounts paid and payable by PrivatBank to the Issuer as lender in respect of the Subordinated Loan under the Subordinated Loan Agreement;

(ii) a charge by way of first fixed security in favour of the Trustee of the right to receive all sums which may be paid or be or become payable by PrivatBank under any claim, award or judgment relating to the Subordinated Loan Agreement; and

(iii) a charge by way of first fixed security in favour of the Trustee of all its rights, title and interest in and to all sums of money now or in the future deposited in an account in the name of the Issuer with the Principal Paying Agent, account number 25401102 together with the debts represented thereby (other than interest from time to time earned thereon) (the “Account”),

(the “Charged Property”),

provided that there shall be excluded from the Security Interests the Issuer’s right to amounts in respect of any rights, interests and benefits of the Issuer under the following clauses of the Subordinated Loan Agreement: Clause 3.2 (Payment of Fees), Clause 6.5 (Prepayment upon

Illegality) (other than the right to receive any amount payable under such Clause), Clause 6.7, second sentence thereof (Costs of Prepayment/Repayment), Clause 7.1, last sentence of the first paragraph thereof (Additional Amounts), Clause 7.2 (Double Tax Treaty Relief; Deductions or Withholdings), Clause 7.3.2 and, to the extent it does not relate to a withholding or deduction in respect of a payment to a Noteholder, Clause 7.3.3, Clause 7.5 (Tax Credits and Tax Refunds), Clause 7.7, last two sentences thereof (Delivery of Forms), Clause 9 (Changes in Circumstances), Clause 15.2 (Borrower’s Indemnity), Clause 18 (Costs and Expenses) and (to the extent that the Issuer’s claim is in respect of one of the aforementioned clauses of the Subordinated Loan Agreement) Clause 16.2 (Currency Indemnity) and Clause 17 (Payments) (such rights being referred to in these Conditions as the “Reserved Rights”).

The Issuer, pursuant to the Trust Deed, with full title guarantee will assign absolutely to the Trustee for the benefit of itself and the Noteholders all the rights, interests and benefits, both present and future, which have accrued or may accrue to the Issuer as lender under or pursuant to the Subordinated Loan Agreement (including, without limitation, the right to declare the Subordinated Loan immediately due and payable and to take proceedings to enforce the obligations of PrivatBank thereunder), other than and excluding the Reserved Rights and the rights subject to the Charge

Terms and Conditions of the Notes

described in Condition 3(i) above (the “Subordinated Loan Administration Assignment”, and together with the Charge, the “Security Interests”).

In certain circumstances, the Trustee may (subject to its being indemnified and/or secured to its satisfaction) be required in writing by Noteholders holding at least one-quarter of the principal amount of the Notes outstanding or by an Extraordinary Resolution (as defined in the Trust Deed) of the Noteholders to exercise certain of its powers under the Trust Deed (including those arising in connection with the Security Interests).

4. ISSUER’S COVENANT

As provided in the Trust Deed, so long as any of the Notes remains outstanding (as defined in the Trust Deed), the Issuer will not, without the prior written consent of the Trustee, agree to any amendment to or any modification or waiver of, or authorise any breach or proposed breach of, the terms of the Subordinated Loan Agreement and (to the extent reasonably practicable) will act at all times in accordance with any instructions of the Trustee from time to time with respect to the Subordinated Loan Agreement, except as otherwise expressly provided in the Trust Deed or the Subordinated Loan Agreement. Any such amendment, modification, waiver or authorisation made with the consent of the Trustee shall be binding on the Noteholders and Couponholders and, unless the Trustee agrees otherwise, any such amendment or modification shall be notified by the Issuer to the Noteholders in accordance with Condition 15 (Notices).

5. INTEREST

5.1 Accrual of Interest

From, and including, 9 February 2006 (the “Issue Date”) to, but excluding, 9 February 2011 (the “Initial Interest Term”), the Notes bear interest at the rate of 8.75 per cent. per annum, (the “Initial Rate of Interest”). Thereafter, from, and including, 9 February 2011 to, but excluding 9 February 2016 (the “Step-Up Interest Term”), the Notes bear interest at the lower of the Reference Rate and the Regulatory Rate (the “Step-Up Interest Rate”). Interest during the Initial Interest Term and the Step-Up Interest Term is payable in two equal instalments semi-annually in arrear on 9 August and 9 February in each year (each, an “Interest Payment Date”), subject as provided in Condition 7 (Payments). Each period from (and including) an Interest Payment Date (or the Issue Date) to (but excluding) the next (or first) Interest Payment Date is herein called an “Interest Period”.

For the purposes of these Conditions:

“Benchmark Treasury” means actively traded U.S. Treasury securities with maturity on or about the Repayment Date, as selected by the Principal Paying Agent;

“Central Bank” means the National Bank of Ukraine; “Margin” means 432 basis points;

“Reference Rate” means the rate per annum as reported in writing to the Lender (and, following the execution of the Subordinated Loan Administration Assignment, the Trustee) and the Borrower by the Principal Paying Agent (and rounded, if necessary), to the third decimal place (0.00005) being rounded upward)) which is the aggregate of (a) the Treasury Rate and (b) 150 per cent. of the Margin;

“Regulatory Rate” means LIBOR for 12 month U.S. dollar deposits plus 5 per cent. per annum;

“Repayment Date” means 9 February 2016 or, if such day is not a Business Day (as defined in the Subordinated Loan Agreement , the next succeeding Business Day;

“Subordinated Loan Administration Assignment” means the assignment by the Lender (as defined in the Subordinated Loan Agreement) to the Trustee of the Transferred Rights (as defined in the Subordinated Loan Agreement) pursuant to the Trust Deed; and

Terms and Conditions of the Notes

“Treasury Rate” means a rate equal to the yield, as published by the Board of Governors of the Federal Reserve System, on the Benchmark Treasury. If there is no such publication of this yield during the week preceding the relevant calculation date, the Treasury Rate will be calculated by reference to quotations from selected primary U.S. Treasury securities dealers in New York City selected by the Principal Paying Agent. The Treasury Rate will be calculated on the third business day in New York (being a day (other than a Saturday or Sunday) on which banks and foreign exchange markets are open for business generally in New York) preceding 9 February 2011.

Each Note will cease to bear interest from (and including) the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which case it will continue to accrue interest as provided in the Trust Deed.

The amount of interest payable in respect of a Note for any Interest Period shall be computed on a monthly basis, in accordance with the PrivatBank’s procedures for accounting for interest and fee income and expense. The amount of interest shall be calculated by applying the Rate of Interest to the principal amount of such Note, dividing the product by two and rounding the resulting figure to the nearest cent (half a cent being rounded upwards). Where interest is required to be calculated in respect of a period other than an Interest Period, it shall be calculated on the basis of a year of 360 days consisting of 12 months of 30 days each and, in the case of an incomplete month, the actual number of days elapsed.

Whenever under these Conditions interest is to be calculated to the last day of an Interest Period and the calculation is required to be made before such last day, it shall be assumed that the amount of the Subordinated Loan outstanding on the day of the calculation is also the amount of the Subordinated Loan outstanding on the last day of the relevant Interest Period.

5.2 Suspension of Payment of Interest

The payment of interest under the Subordinated Loan Agreement and consequently under the Notes, may be suspended as set out in Clause 5.4 (Suspension of Interest Payments) of the Subordinated Loan Agreement. PrivatBank shall pay the full amount of interest payment which has been suspended within 30 Business Days (as defined in the Subordinated Loan Agreement) after the conditions giving rise to the suspension cease to exist as set out in Clause 5.5 (Period of Suspension) of the

Subordinated Loan Agreement.

5.3 Default Interest under the Subordinated Loan Agreement

In the event that, and to the extent that, the Issuer actually receives any amounts in respect of interest on unpaid sums from PrivatBank pursuant to Clause 15.1 (Accrual of Interest) of the Subordinated Loan Agreement (other than amounts so received forming part of the Reserved Rights), the Issuer shall account to the Noteholders for an amount equivalent to the amounts in respect of interest on unpaid sums actually so received. Any payments made by the Issuer under this Condition 5.3 will be made on the next following business day (as defined in the Subordinated Loan Agreement) after the day on which the Issuer receives such amounts from PrivatBank and, save as provided in this Condition 5.3, subject as provided in Condition 7 (Payments).

6. REDEMPTION AND PURCHASE

6.1 Final Redemption

Unless previously prepaid or repaid pursuant to Clauses 6.2 (Prepayment by the Borrower), 6.3 (Prepayment During Step-Up Interest Term), 6.4 (Prepayment for Tax Reasons and Change in Circumstances), 6.5 (Repayment upon Illegality) or 14 (Limited Acceleration Rights) of the

Subordinated Loan Agreement (and if prepaid in part only, the remainder of this Condition 6.1 will apply to the outstanding part that is still to be repaid and the reference to “all the Notes” shall be read as a reference to those Notes that are still outstanding only), PrivatBank will be required to repay the Subordinated Loan on its due date as provided in the Subordinated Loan Agreement and, subject

Terms and Conditions of the Notes

to such repayment and as provided in Condition 7 (Payments), all the Notes will be redeemed at their outstanding principal amount on 9 February 2016 or, if such a day is not a business day (as defined in the Subordinated Loan Agreement), the next succeeding business day (the “Redemption Date”).

6.2 Mandatory Redemption

The Notes will be redeemed in whole, but not in part, at any time, on giving not less than 15 days’ nor more than 90 days’ notice to the Noteholders in accordance with Condition 15 (Notices) (which notice shall be irrevocable) at the outstanding principal amount thereof, together with interest accrued to the date fixed for redemption (which shall be the date fixed for prepayment under Clause

6.2 (Prepayment by the Borrower), Clause 6.3 (Prepayment During Step-Up Interest Term), Clause

6.4 (Prepayment for Tax Reasons and Change in Circumstances) or Clause 6.5 (Repayment upon Illegality) of the Subordinated Loan Agreement, as the case may be), if, immediately before giving such notice, the Issuer satisfies the Trustee as set out below in this Condition 6.2 that:

(a) the Issuer has received notice of prepayment from PrivatBank pursuant to Clause 6.2

(Prepayment by the Borrower) or Clause 6.3 (Prepayment During Step-Up Interest Term) of

the Subordinated Loan Agreement; or

(b) the Issuer has received a notice of prepayment from PrivatBank pursuant to Clause 6.4

(Prepayment for Tax Reasons and Change in Circumstances) of the Subordinated Loan Agreement; or

(c) the Issuer has delivered a notice to PrivatBank requiring PrivatBank to repay the whole (but not part only) of the Subordinated Loan in accordance with the provisions of Clause 6.5 (Repayment upon Illegality) of the Subordinated Loan Agreement.

Prior to the publication of any notice of redemption referred to in this Condition 6.2, the Issuer shall deliver to the Trustee a certificate signed by two officers of the Issuer stating (i) that the Issuer is entitled to effect such redemption in accordance with this Condition 6.2, (ii) the text of PrivatBank’s notice of prepayment or details of the circumstances contemplated by Clause 6.2 (Prepayment by the Borrower), Clause 6.3 (Prepayment During Step-Up Interest Term) or Clause 6.5 (Repayment upon Illegality) of the Subordinated Loan Agreement, as the case may be, and (iii) the date fixed for redemption of the Notes. The Trustee shall accept the certificate of the Issuer as sufficient evidence of the satisfaction of the applicable condition set out above, in which event it shall be conclusive and binding on the Noteholders and the Couponholders.

Upon the expiry of any such notice as is referred to in this Condition 6.2, the Issuer shall be bound to redeem the Notes in accordance with this Condition 6, subject as provided in Condition 7 (Payments).

6.3 No other Redemption

Except where the Subordinated Loan is accelerated pursuant to Clause 14.1 (Bankruptcy Event) of the Subordinated Loan Agreement, the Issuer shall not be entitled to redeem the Notes otherwise than as provided in this Condition 6.

6.4 Purchase

Neither PrivatBank nor any of its subsidiaries may at any time purchase Notes in the open market or otherwise at any price.

7. PAYMENTS

7.1 Payments in respect of Notes

Payments of principal and interest in respect of the Notes will be made by the Issuer against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Note,

Terms and Conditions of the Notes

except that payments, of interest due on an Interest Payment Date will be made against presentation and surrender (or, in the case of part payment only, endorsement) of the relevant Coupon, in each case at the specified office outside the United States of any of the Paying Agents.

7.2 Method of Payment

Payments will be made by credit or transfer to an account in U.S. dollars maintained by the payee with or, at the option of the payee, by a cheque in U.S. dollars drawn on, a bank in New York City.

7.3 U.S. Paying Agents

Notwithstanding the provisions of Conditions 7.1 and 7.2, payments will be made at the specified office in the United States of any Paying Agent against presentation and (if appropriate) surrender of the Notes or, as the case may be, Coupons (and if no such appointment is then in effect, the Issuer shall, subject to the prior written approval of the Trustee, appoint and maintain a Paying Agent with a specified office in New York City at which payments will be made) if (i) the Issuer has appointed Paying Agents with specified offices outside the United States with the reasonable expectation that the Paying Agents would be able to make payment at the specified offices outside the United States of the full amount payable with respect to the Notes in the manner provided above when due, (ii) payment of the full amount due in U.S. dollars at all specified offices of the Paying Agents outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions and (iii) the payment is then permitted under United States law.

7.4 Missing Unmatured Coupons

Each Note should be presented and surrendered (if appropriate) for payment together with all relevant unmatured Coupons, failing which the full amount of any relevant missing unmatured Coupon relating to the Initial Rate of Interest (or, in the case of payment not being made in full, that proportion of the full amount of such missing unmatured Coupon which the amount so paid bears to the total amount due) will be deducted from the amount due for payment. Each amount so deducted will be paid in the manner mentioned above against presentation and surrender (or, in the case of part payment only, endorsement) of the relative missing Coupon relating to the Initial Rate of Interest at any time before the expiry of 10 years after the Relevant Date (as defined in Condition 8 (Taxation)) in respect of the relevant Note (whether or not such Coupon would otherwise have become void pursuant to Condition 9 (Prescription)) but not thereafter. On the date for redemption of any Note, all relevant unmatured Coupons relating to the Step-Up Interest Rate in respect of such Note (whether or not still attached) shall become void and no payment will be made in respect thereof.

7.5 Payments subject to Applicable Laws

Payments in respect of principal and interest on the Notes are subject in all cases to any fiscal or other laws and regulations applicable in the place of payment, but without prejudice to the provisions of Condition 8 (Taxation).

7.6 Payment only on a Presentation Date

A holder shall be entitled to present a Note or Coupon for payment only on a Presentation Date and shall not, except as provided in Condition 5 (Interest), be entitled to any further interest or other payment in respect of any delay in payment if (A) the due date for a payment is not a Business Day,

(B) the Presentation Date falls after the relevant due date, or (C) a cheque in U.S. dollars mailed in accordance with Condition 7(2) (Method of Payment) arrives after the due date for payment or is lost in the mail.

“Presentation Date” means a day which (subject to Condition 9 (Prescription)):

(i) is or falls after the relevant due date;

Terms and Conditions of the Notes

(ii) is a Business Day in the place of the specified office of the Paying Agent at which the Note or

Coupon is presented for payment; and

(iii) in the case of payment by credit or transfer to a U.S. dollar account in New York City as referred to above, is a Business Day in New York City.

In this Condition, “Business Day” means, in relation to any place, a day on which commercial banks and foreign exchange markets settle payments and are open for general business (including dealing in foreign exchange and foreign currency deposits) in that place.

7.7 Initial Paying Agents

The names of the initial Paying Agents and their initial specified offices are set out at the end of these Conditions. The Issuer reserves the right, subject to the prior written approval of the Trustee, at any time to vary or terminate the appointment of any Paying Agent and to appoint additional or other Paying Agents provided that it will, subject to Condition 2.2 (viii), at all times maintain:

(i) a paying agent with a specified office in a member state of the European Union that will not be obliged to withhold or deduct tax pursuant to European Union Directive on the Taxation of Savings Income in the form of interest payments (Directive 2003/48/EC) or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced to conform to, such Directive.

(ii) a Principal Paying Agent; and

(iii) a Paying Agent having specific offices in at least two major European cities approved by the

Trustee (including Zurich, so long as the Notes are listed on the SWX Swiss Exchange and the rules of the SWX Swiss Exchange so require).

Notice of any termination or appointment and of any changes in specified offices will be given to the Noteholders in accordance with Condition 15 (Notices).

7.8 Payment Obligations Limited

The obligations of the Issuer to make payments of principal, interest and additional amounts (if any) in respect of the Notes shall constitute an obligation only to account to the Noteholders and/or Couponholders on each Interest Payment Date or such other date upon which a payment is due in respect of the Notes for an amount equivalent to and in the same currency as amounts of principal, interest and/or additional amounts (if any) actually received by or for the account of the Issuer pursuant to the Subordinated Loan Agreement less any amounts in respect of the Reserved Rights.

8. TAXATION

All payments of principal and interest by or on behalf of the Issuer in respect of the Notes or Coupons shall be made without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatsoever nature (“Taxes”) imposed or levied by or on behalf of the United Kingdom or Ukraine or any political subdivision or any authority thereof or therein having power to tax, unless such withholding or deduction of Taxes is required by law. In that case, the Issuer shall, subject as provided below, pay such additional amounts as may be necessary in order that the net amounts received by the Noteholders and Couponholders after the withholding or deduction shall equal the respective amounts which would have been receivable in respect of the Notes or, as the case may be, Coupons in the absence of the withholding or deduction, except that no additional amounts shall be payable in respect of any Note or Coupon:

(a) presented for payment by or on behalf of a holder which is liable to Taxes in respect of such

Note or Coupon by reason of his having some connection with the United Kingdom or Ukraine other than the mere holding of the Note or Coupon; or

Terms and Conditions of the Notes

(b) where taxes imposed on a payment to an individual and required to be made pursuant to

European Union Directive on the Taxation of Savings Income in the form of Interest Payments (Directive 2003/48/EC) or any other European Union Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive; or

(c) presented for payment by or on behalf of a holder who would be able to avoid such withholding or deduction by presenting the relevant Note or Coupon to another Paying Agent in a Member State of the European Union; or

(d) presented for payment by or on behalf of a holder more than 30 days after the Relevant Date

(as defined below) except to the extent that the relevant holder would have been entitled to additional amounts on presenting the relevant Note or Coupon for payment on the last day of the period of 30 days assuming (whether or not it is in fact the case) that day to have been a Presentation Date.

Notwithstanding the foregoing provisions, the Issuer shall only make such payments to the Noteholders or the Couponholders to the extent and at such time as it shall have actually received an equivalent amount from PrivatBank under the Subordinated Loan Agreement.

To the extent that the Issuer does not receive from PrivatBank such equivalent amount in full, the Issuer shall account to each Noteholder or Couponholder for an additional amount equivalent to a pro rata proportion of such additional amount (if any) as is actually received by, or for the account of, the Issuer pursuant to the provisions of the Subordinated Loan Agreement on or as soon as may be practicable after the date of the receipt of, in the currency of, and subject to any conditions attaching to the payment of, such additional amount to the Issuer.

In these Conditions, “Relevant Date” means the date on which the payment in question first becomes due except that if the full amount of the money payable has not been received by the Principal Paying Agent or the Trustee on or before the due date, it means the date on which (the full amount of the money having been so received) notice to that effect has been duly given to the Noteholders by the Issuer in accordance with Condition 15 (Notices).

Any reference in these Conditions to principal or interest shall be deemed to include any additional amounts in respect of principal or interest (as the case may be) which may be payable under this Condition 8 (Taxation) or any undertaking given in addition to or in substitution for this Condition pursuant to the Trust Deed or the Subordinated Loan Agreement.

If the Issuer or PrivatBank becomes subject at any time to any taxing jurisdiction other than the United Kingdom or Ukraine, as the case may be, references in these Conditions to the United Kingdom and/or Ukraine shall be construed as references to the United Kingdom and/or Ukraine and/or such other jurisdiction.

9. PRESCRIPTION

Notes and Coupons will become void unless presented for payment within periods of 10 years (in the case of principal) and five years (in the case of interest) from the Relevant Date in respect of the Notes or, as the case may be, the Coupons, subject to the provisions of Condition 7 (Payments).

10. REPLACEMENT OF NOTES AND COUPONS

If any Note or Coupon is lost, stolen, mutilated, defaced or destroyed, it may be replaced at the specified office of the Principal Paying Agent or the Paying Agent in Zurich upon payment by the claimant of the expenses incurred in connection with the replacement and on such terms as to evidence and indemnity as the Issuer may reasonably require. Mutilated or defaced Notes or Coupons must be surrendered before replacements will be issued.

Terms and Conditions of the Notes

11. TRUSTEE AND PAYING AGENTS

11.1 Indemnification of the Trustee

The Trust Deed and the Fee Letters (as defined in the Subordinated Loan Agreement) contains provisions for the indemnification of the Trustee, provisions for its relief from responsibility, including relieving it from taking action unless indemnified to its satisfaction, and provisions entitling it to be paid its costs and expenses in priority to the claims of the Noteholders.

11.2 Trustee Contracting with the Issuer and PrivatBank

The Trust Deed also contains provisions pursuant to which the Trustee is entitled, inter alia, (i) to enter into business transactions with the Issuer and/or PrivatBank and/or any subsidiary of the Issuer and/or PrivatBank and to act as trustee for the holders of any other securities issued or guaranteed by, or relating to, the Issuer and/or PrivatBank and/or any subsidiary of the Issuer and/or PrivatBank, (ii) to exercise and enforce its rights, comply with its obligations and perform its duties under or in relation to any such transactions or, as the case may be, any such trusteeship without regard to the interests of, or consequences for, the Noteholders or Couponholders and (iii) to retain and not be liable to account for any profit made or any other amount or benefit received thereby or in connection therewith.

11.3 Trustee to have regard to Interests of Noteholders and Couponholders as one Class

In connection with the exercise by it of any of its trusts, powers, authorities and discretions (including, without limitation, any modification, waiver, authorisation, determination or substitution), the Trustee shall have regard to the general interests of the Noteholders and Couponholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of any such exercise for individual Noteholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders except to the extent already provided for in Condition 8 (Taxation) and/or any undertaking given in addition to, or in substitution for, Condition 8 (Taxation) pursuant to the Trust Deed and/or the Subordinated Loan Agreement.

11.4 Paying Agents

In acting under the Agency Agreement and in connection with the Notes, the Paying Agents act solely as agents of the Issuer and (to the extent provided therein) the Trustee and do not assume any obligations towards or relationship of agency or trust for or with any of the Noteholders or Couponholders.

12. MEETINGS OF NOTEHOLDERS; MODIFICATION, WAIVER, AUTHORISATION AND

DETERMINATION

12.1 Meetings of Noteholders

The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the modification or abrogation by Extraordinary Resolution of any provision of the Subordinated Loan Agreement, these Conditions or the Trust Deed. The quorum at any meeting for passing an Extraordinary Resolution will be one or more persons present holding or representing more than 50 per cent. of the aggregate principal amount of the outstanding Notes or, at any adjourned meeting, one or more persons present being or representing Noteholders whatever the outstanding principal amount of the Notes held or represented; provided, however, that a

Terms and Conditions of the Notes

Reserved Matter (as defined in the Trust Deed) may only be sanctioned by an Extraordinary Resolution passed at a meeting of Noteholders at which one or more persons present holding or representing not less than two-thirds or, at any adjourned meeting, one-third of the aggregate principal amount of the outstanding Notes form a quorum. Any Extraordinary Resolution duly passed at any such meeting shall be binding on all the Noteholders, whether present or not, and on all Couponholders.

12.2 Modification

The Trustee may, without the consent of the Noteholders, agree to any modification of these Conditions, the Trust Deed or the Subordinated Loan Agreement if either, in the opinion of the Trustee it is of a formal, minor or technical nature, or is to correct a manifest error or, other than in respect of a Reserved Matter, which is, in the opinion of the Trustee, proper to make if, in the opinion of the Trustee, such modification will not be materially prejudicial to the interests of Noteholders or is of a formal, minor or technical nature or is to correct a manifest error.

12.3 Authorisation, Waiver and Determination

In addition, other than in relation to a Reserved Matter, the Trustee may, without the consent of the Noteholders, authorise or waive any breach or proposed breach of these Conditions or the Trust Deed by the Issuer or the Subordinated Loan Agreement by PrivatBank, or determine that (a) any event which would or might otherwise give rise to a right of acceleration under the Subordinated Loan Agreement or (b) any Relevant Event (as defined below) shall not be treated as such if, in the opinion of the Trustee, the interests of the Noteholders will not be materially prejudiced thereby.

12.4 Notification to Noteholders

Unless the Trustee agrees otherwise, any such modification, authorisation, waiver or determination shall be notified to the Noteholders in accordance with Condition 15 (Notices) as soon as practicable thereafter.

12.5 Substitution

The Trust Deed contains provisions under which the Issuer may, without the consent of the Noteholders, transfer the obligations of the Issuer as principal debtor under the Trust Deed and the Notes to a third party provided that certain conditions specified in the Trust Deed are fulfilled. In the event of such substitution, the SWX Swiss Exchange will be informed of such substitution, (if required by the SWX Swiss Exchange) a supplemental prospectus will be produced and will be publicly available at the specified office of the Principal Paying Agent in London and the Paying Agent in Zurich and such substitution shall be notified to the Noteholders in accordance with Condition 15 (Notices) as soon as practicable thereafter.

13. ENFORCEMENT

13.1 Enforcement by the Trustee

At any time after a Bankruptcy Event (as defined in the Subordinated Loan Agreement) or a Relevant Event (as defined below) shall have occurred and be continuing, the Trustee may, at its discretion and without notice, institute such proceedings as it thinks fit to enforce its rights under the Trust Deed in respect of the Notes and the Coupons, but it shall not be bound to do so unless:

(i) it has been so requested in writing by the holders of at least one-quarter in principal amount of the outstanding Notes or has been so directed by an Extraordinary Resolution; and

(ii) it has been indemnified and/or provided with security to its satisfaction against all liabilities,

proceedings, claims and demands to which it may thereby become liable and all costs, charges and expenses which may be incurred by it in connection therewith.

Terms and Conditions of the Notes

In the case of a Bankruptcy Event (as defined in the Subordinated Loan Agreement) or a Relevant Event the Trustee may, and shall if requested to do so by Noteholders holding at least one-quarter in principal amount of the Notes outstanding or if directed to do so by an Extraordinary Resolution and, in either case, subject to its being secured and/or indemnified to its satisfaction, (a) (in the case of a Bankruptcy Event) require the Issuer to declare all amounts payable under the Subordinated Loan Agreement by PrivatBank to be due and payable and (to the extent reasonably practicable, and only after being indemnified and/or provided with security to its satisfaction against all costs, damages, expenses and liabilities which it may incur by so doing) do all such other acts in connection therewith that the Trustee may direct or (b) (in the case of a Relevant Event) subject to Condition 2.2 (Limited Recourse), enforce the security created in the Trust Deed in favour of the Noteholders. Subject to Condition 2.2(viii) upon repayment of the Subordinated Loan following a Bankruptcy Event, the Notes will be redeemed or repaid at their principal amount together with interest accrued to the date fixed for redemption and thereupon shall cease to be outstanding.

For the purposes of these Conditions, “Relevant Event” means any of (a) the failure by the Issuer to make any payment of principal or interest on the Notes when the same is due to be made by the Issuer in accordance with Condition 7.8 (Payment Obligations Limited), (b) the filing of an application for the institution for bankruptcy, insolvency or composition proceedings over the assets of the Issuer in the United Kingdom, and (c) the taking of any action in furtherance of the dissolution of the Issuer.

13.2 Enforcement by the Noteholder

No Noteholder or Couponholder may proceed directly against the Issuer unless the Trustee, having become bound to do so, fails to do so within a reasonable time and the failure is continuing.

14. FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or the Couponholders and in accordance with the Trust Deed, create and issue further notes having the same terms and conditions as the Notes in all respects (or in all respects except for the issue price, issue date and/or first payment of interest on such further notes) so as to be consolidated and form a single series with the Notes. Such further notes shall be issued under a deed supplemental to the Trust Deed. In relation to any such further issue of notes to be consolidated and form a single series with the Notes, the Issuer will enter into a subordinated loan agreement supplemental to the Subordinated Loan Agreement with PrivatBank substantially on the same terms as the original Subordinated Loan Agreement (or on substantially the same terms except for the date of the advance or the first payment of interest) subject to any modifications which, in the sole opinion of the Trustee, would not materially prejudice the interests of the Noteholders. The Issuer will provide a further charge by way of first fixed security in favour of the Trustee of its rights under such supplemental subordinated loan agreement equivalent to the rights charged by way of first fixed security in relation to the Issuer’s rights under the original Subordinated Loan Agreement and will with full title guarantee assign absolutely to the Trustee its rights under such supplemental subordinated loan agreement equivalent to the rights assigned with full title guarantee in relation to the Issuer’s rights under the original Subordinated Loan Agreement which will, together with the Security Interests referred to in the Condition 3 (Security), secure both the Notes and such further notes.

15. NOTICES

So long as Notes are listed on the main segment of the SWX Swiss Exchange and the rules of the SWX Swiss Exchange so require, notices to Noteholders will be published by means of electronic publication on the internet website of the SWX Swiss Exchange (www.swx.com) and in a daily newspaper having general circulation in Europe (which is expected to be the Financial Times), or if such publication is not practicable, in a leading English language daily newspaper having general circulation in Europe as the Trustee may approve. Any such notice shall be deemed to have been given on the date of first publication. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders.

Terms and Conditions of the Notes

16. GOVERNING LAW

The Trust Deed, the Subordinated Loan Agreement and the Notes are governed by, and shall be construed in accordance with, English law.

17. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

No person shall have any right to enforce any term or condition of the Notes under the Contracts (Rights of Third Parties) Act 1999, but this does not affect any right or remedy of any person which exists or is available apart from that Act.

STANDARD BANK PLC

By: ..............................

[facsimile signature]

(duly authorised)

ISSUED as of 9 February 2006

AUTHENTICATED for and on behalf of

JPMORGAN CHASE BANK, N.A.

as principal paying agent

without recourse, warranty or liability

By: ..............................

[manual signature]

(duly authorised)

[On the reverse of the Note:]

TERMS AND CONDITIONS

[As set out in Schedule 4 of the Trust Deed]

[At the foot of the Terms and Conditions:]

PRINCIPAL PAYING AGENT

JPMorgan Chase Bank, N.A.

Trinity Tower

9 Thomas More Street

London E1W 1YT

United Kingdom

SWISS PAYING AGENT

UBS AG

Bahnhofstrasse 45

CH-8001 Zurich

Switzerland

Form of Coupon

[On the face of the Coupon:]

STANDARD BANK PLC

U.S.$150,000,000 8.75 Loan Participation Notes due 2016 with an interest rate step up in 2011

Coupon for U.S.$[•] due on [interest payment date].

Such amount is payable, subject to the terms and conditions (the "Conditions") endorsed on the Note to which this Coupon relates (which are binding on the holder of this Coupon whether or not it is for the time being attached to such Note), against presentation and surrender of this Coupon at the specified office for the time being of any of the agents shown on the reverse of this Coupon (or any successor or additional agents appointed from time to time in accordance with the Conditions).

ANY UNITED STATES PERSON WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(j) AND 1287(a) OF THE INTERNAL REVENUE CODE.

[On the reverse of the Coupon:]

Principal Paying Agent: JPMorgan Chase Bank, N.A., Trinity Tower, 9 Thomas More Street, London E1W 1YT United Kingdom

Swiss Paying Agent: UBS AG, Bahnhofstrasse, 45 CH-8001, Zurich, Switzerland

SCHEDULE 4
Terms and Conditions of the Original Notes

SCHEDULE 5
Provisions For Meeting Of Noteholders

1.	DEFINITIONS

In this Trust Deed and the Conditions, the following expressions have the following meanings:

"Block Voting Instruction" means, in relation to any Meeting, a document in the English language issued by a Paying Agent:

(a)	certifying that certain specified Notes (each a "Deposited Note") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:

(ii)               the conclusion of the Meeting; and

(iii)	the surrender to such Paying Agent, not less than 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), of the receipt for the deposited or blocked Notes and notification thereof by such Paying Agent to the Issuer and the Trustee; and
(b)	certifying that the depositor of each Deposited Note or a duly authorised person on its behalf has instructed the relevant Paying Agent that the votes attributable to such Deposited Note are to be cast in a particular way on each resolution to be put to the Meeting and that, during the period of 48 hours before the time fixed for the Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption), such instructions may not be amended or revoked;
(c)	listing the total principal amount of the Deposited Notes and the relevant Notes, distinguishing for each resolution between those in respect of which instructions have been given to vote for, or against, the resolution; and
(d)	authorising a named individual or individuals to vote in respect of the Deposited Notes and the relevant Notes in accordance with such instructions;

"Chairman" means, in relation to any Meeting, the individual who takes the chair in accordance with paragraph 8 (Chairman);

"Extraordinary Resolution" means a resolution passed at a Meeting duly convened and held in accordance with this Schedule by a majority of not less than three quarters of the votes cast;

"Form of Proxy" means, in relation to any Meeting, a document in the English language available from the Paying Agent signed by a Noteholder or, in the case of a corporation, executed under its seal or signed on its behalf by a duly authorised officer and delivered to the Paying Agent not later than 48 hours before the time fixed for such Meeting, appointing a named individual or individuals to vote in respect of the Notes held by such Noteholder;

"Meeting" means a meeting of Noteholders (whether originally convened or resumed following an adjournment);

"Proxy" means, in relation to any Meeting, a person appointed to vote under a Block Voting Instruction or a Form of Proxy other than:

(a)	any such person whose appointment has been revoked and in relation to whom the Paying Agent has been notified in writing of such revocation by the time which is 48 hours before the time fixed for such Meeting; and
(b)	any such person appointed to vote at a Meeting which has been adjourned for want of a quorum and who has not been re-appointed to vote at the Meeting when it is resumed;

"Relevant Fraction" means:

(a)	for voting on any Extraordinary Resolution other than one relating to a Reserved Matter, more than half; and
(b)	for voting on any Extraordinary Resolution relating to a Reserved Matter, two thirds;

provided, however, that, in the case of a Meeting which has resumed after adjournment for want of a quorum, it means:

(i)	for all business other than voting on an Extraordinary Resolution relating to a Reserved Matter, the fraction of the aggregate principal amount of the outstanding Notes represented or held by the Voters actually present at the Meeting; and
(ii)	for voting on any Extraordinary Resolution relating to a Reserved Matter, one third;

"Reserved Matter" means any proposal:

(a)	to change any date fixed for payment of principal or interest in respect of the Notes,
(b)	to reduce the amount of principal or interest payable on any date in respect of the Notes,
(c)	to alter the method of calculating the amount of any payment in respect of the Notes on redemption or maturity or the date for any such payment;
(d)	to change the amount of principal and interest payable under the Subordinated Loan Agreement;
(e)	to effect the exchange, conversion or substitution of the Notes for, or the conversion of the Notes into, shares, bonds or other obligations or securities of the Issuer or any other person or body corporate formed or to be formed (other than as permitted under Clause 16.4 (Substitution) of this Trust Deed);
(f)	to change the currency in which amounts due in respect of the Notes and under the Subordinated Loan Agreement are payable;
(g)	to change the quorum required at any Meeting or the majority required to pass an Extraordinary Resolution; or
(h)	to alter the governing law of the Conditions, the Trust Deed or the Subordinated Loan Agreement (other than as permitted under Clause 16.4 (Substitution) of this Trust Deed;
(i)	to change any date fixed for payment of principal or interest under the Subordinated Loan Agreement;
(j)	to alter the method of calculating the amount of any payment under the Subordinated Loan Agreement;
(k)	to change the currency of payment or, without prejudice to the rights under Clause 16.2 (Modifications), to change the definition of "Bankruptcy Event" under the Subordinated Loan Agreement;
(l)	to amend this definition;

"Voter" means, in relation to any Meeting, a proxy or (subject to paragraph 4 (Record Date) below) a Noteholder; provided, however, that (subject to paragraph 4 (Record Date) below) any Noteholder which has appointed a Proxy under a Block Voting Instruction or Form of Proxy shall not be a "Voter" except to the extent that such appointment has been revoked and the Principal Paying Agent notified in writing of such revocation at least 48 hours before the time fixed for such Meeting (or, if the Meeting has been adjourned, the time fixed for its resumption);

"Voting Certificate" means, in relation to any Meeting, a certificate in the English language issued by a Paying Agent and dated in which it is stated:

(a)	that certain specified Notes (the "Deposited Notes") have been deposited with such Paying Agent (or to its order at a bank or other depositary) or blocked in an account with a clearing system and will not be released until the earlier of:
(i)	the conclusion of the Meeting; and
(ii)	the surrender of such certificate to such Paying Agent; and
(b)	that the bearer of such certificate is entitled to attend and vote at the Meeting in respect of the Deposited Notes;

"Written Resolution" means a resolution in writing signed by or on behalf of all Noteholders who for the time being are entitled to receive notice of a Meeting in accordance with the provisions of this Schedule, whether contained in one document or several documents in the same form, each signed by or on behalf of one or more such holders of the Notes;

"24 hours" means a period of 24 hours including all or part of a day (disregarding for this purpose the day upon which such Meeting is to be held) upon which banks are open for business in both the place where the relevant Meeting is to be held and in each of the places where the Paying Agents have their Specified Offices and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business as aforesaid; and

"48 hours" means 2 consecutive periods of 24 hours.

2.	ISSUE OF VOTING CERTIFICATES AND BLOCK VOTING INSTRUCTIONS

The holder of a Note may obtain a Voting Certificate in respect of such Note from any Paying Agent or require any Paying Agent to issue a Block Voting Instruction in respect of such Note by depositing such Note with such Paying Agent or arranging for such Note to be (to its satisfaction) held to its order or under its control or blocked in an account with a clearing system not later than 48 hours before the time fixed for the relevant Meeting. A Voting Certificate or Block Voting Instruction shall be valid until the release of the deposited Notes to which it relates. So long as a Voting Certificate or Block Voting Instruction is valid, the bearer thereof (in the case of a Voting Certificate) or any Proxy named therein (in the case of a Block Voting Instruction) shall be deemed to be the holder of the Notes to which it relates for all purposes in connection with the Meeting. A Voting Certificate and a Block Voting Instruction cannot be outstanding simultaneously in respect of the same Note.

3.	REFERENCES TO DEPOSIT/RELEASE OF NOTES

Where Notes are within Euroclear or Clearstream, Luxembourg or any other clearing system, references to the deposit, or release, of Notes shall be construed in accordance with the usual practices (including blocking the relevant account) of Euroclear or Clearstream, Luxembourg or such other clearing system.

4.	VALIDITY OF BLOCK VOTING INSTRUCTIONS

Block Voting Instruction shall be valid only if deposited at the Specified Office of the relevant Paying Agent or at some other place approved by the Trustee, at least 24 hours before the time fixed for the relevant Meeting or the Chairman decides otherwise before the Meeting proceeds to business. If the Trustee requires, a notarised copy of each Block Voting Instruction and satisfactory proof of the identity of each Proxy named therein shall be produced at the Meeting, but the Trustee shall not be obliged to investigate the validity of any Block Voting Instruction or the authority of any Proxy.

5.	CONVENING OF MEETING

The Issuer or the Trustee may convene a Meeting at any time, and the Trustee shall be obliged to do so subject to its being indemnified and/or secured to its satisfaction upon the request in writing of Noteholders holding not less than one tenth of the aggregate principal amount of the outstanding Notes. Every Meeting shall be held on a date, and at a time and place, approved by the Trustee.

6.	NOTICE

At least 14 days' notice (exclusive of the day on which the notice is given and of the day on which the relevant Meeting is to be held) specifying the date, time and place of the Meeting shall be given to the Noteholders and the Paying Agents (with a copy to the Issuer and the Borrower) where the Meeting is convened by the Trustee or, where the Meeting is convened by the Issuer, the Trustee (with a copy to the Borrower). The notice shall set out the full text of any resolutions to be proposed unless the Trustee agrees that the notice shall instead specify the nature of the resolutions without including the full text and shall state that Notes may be deposited with or to the order of, any Paying Agent for the purpose of obtaining Voting Certificates or appointing Proxies not later than 48 hours before the time fixed for the Meeting.

7.	CHAIRMAN

An individual (who may, but need not, be a Noteholder) nominated in writing by the Trustee may take the chair at any Meeting but, if no such nomination is made or if the individual nominated is not present within 15 minutes after the time fixed for the Meeting, those present shall elect one of themselves to take the chair failing which, the Issuer may appoint a Chairman (who may, but need not, be a Noteholder). The Chairman of an adjourned Meeting need not be the same person as was the Chairman of the original Meeting.

8.	QUORUM

The quorum at any Meeting shall be at least two Voters representing or holding not less than the Relevant Fraction of the aggregate principal amount of the outstanding Notes; provided, however, that, so long as at least the Relevant Fraction of the aggregate principal amount of the outstanding Notes is represented by a Global Note or a single definitive Note, a single Voter appointed in relation thereto or being the holder of the Notes represented thereby shall be deemed to be two Voters for the purpose of forming a quorum.

9.	ADJOURNMENT FOR WANT OF QUORUM

If within 15 minutes after the time fixed for any Meeting a quorum is not present, then:

(a)	in the case of a Meeting requested by Noteholders, it shall be dissolved; and
(b)	in the case of any other Meeting (unless the Issuer and the Trustee otherwise agree), it shall be adjourned for such period (which shall be not less than 14 days and not more than 42 days) and to such place as the Chairman determines (with the approval of the Trustee); provided, however, that:
(i)	the Meeting shall be dissolved if the Issuer and the Trustee together so decide; and
(ii)	no Meeting may be adjourned more than once for want of a quorum.
10.	ADJOURNED MEETING

The Chairman may, with the consent of, and shall if directed by, any Meeting adjourn such Meeting from time to time and from place to place, but no business shall be transacted at any adjourned Meeting except business which might lawfully have been transacted at the Meeting from which the adjournment took place.

11.	NOTICE FOLLOWING ADJOURNMENT

Paragraph 6 (Notice) shall apply to any Meeting which is to be resumed after adjournment for want of a quorum save that:

(a)	10 days' notice (exclusive of the day on which the notice is given and of the day on which the Meeting is to be resumed) shall be sufficient; and
(b)	the notice shall specifically set out the quorum requirements which will apply when the Meeting resumes.

It shall not be necessary to give notice of the resumption of a Meeting which has been adjourned for any other reason.

12.	PARTICIPATION

The following may attend and speak at a Meeting:

(a)	Voters;
(b)	representatives of the Borrower, the Issuer and the Trustee;
(c)	the financial advisers of the Borrower, the Issuer and the Trustee;
(d)	the legal counsel to the Borrower, the Issuer and the Trustee and such advisers; and
(e)	any other person approved by the Meeting or the Trustee.
13.	SHOW OF HANDS

Every question submitted to a Meeting shall be decided in the first instance by a show of hands. Unless a poll is validly demanded before or at the time that the result is declared, the Chairman's declaration that on a show of hands a resolution has been passed, passed by a particular majority, rejected or rejected by a particular majority shall be conclusive, without proof of the number of votes cast for, or against, the resolution. Where there is only one Voter, this paragraph shall not apply and the resolution will immediately be decided by means of a poll.

14.	POLL

A demand for a poll shall be valid if it is made by the Chairman, the Issuer, the Trustee or one or more Voters representing or holding not less than one fiftieth of the aggregate principal amount of the outstanding Notes. The poll may be taken immediately or after such adjournment as the Chairman directs, but any poll demanded on the election of the Chairman or on any question of adjournment shall be taken at the Meeting without adjournment. A valid demand for a poll shall not prevent the continuation of the relevant Meeting for any other business as the Chairman directs.

15.	VOTES

Every Voter shall have:

(a)	on a show of hands, one vote; and
(b)	on a poll, one vote in respect of each U.S.$1,000 in aggregate face amount of the outstanding Note(s) represented or held by him.

Unless the terms of any Block Voting Instruction state otherwise, a Voter shall not be obliged to exercise all the votes to which he is entitled or to cast all the votes which he exercises in the same way. In the case of a voting tie the Chairman shall have a casting vote.

16.	VALIDITY OF VOTES BY PROXIES

Any vote by a Proxy in accordance with the relevant Block Voting Instruction or Form of Proxy shall be valid even if such Block Voting Instruction or Form of Proxy or any instruction pursuant to which it was given has been amended or revoked, provided that neither the Issuer, the Trustee nor the Chairman has been notified in writing of such amendment or revocation by the time which is 24 hours before the time fixed for the relevant Meeting. Unless revoked, any appointment of a Proxy under a Block Voting Instruction or Form of Proxy in relation to a Meeting shall remain in force in relation to any resumption of such Meeting following an adjournment; provided, however, that no such appointment of a Proxy in relation to a Meeting originally convened which has been adjourned for want of a quorum shall remain in force in relation to such Meeting when it is resumed. Any person appointed to vote at such a Meeting must be re-appointed under a Block Voting Instruction or Form of Proxy to vote at the Meeting when it is resumed.

17.	POWERS

A Meeting shall have power (exercisable only by Extraordinary Resolution), without prejudice to any other powers conferred on it or any other person:

(a)	to approve any Reserved Matter;
(b)	to approve any proposal by the Issuer for any modification, abrogation, variation or compromise of or any arrangement in respect of the rights of the Noteholders against the Issuer, or of the Issuer against the Borrower, whether such rights arise under this Trust Deed, the Notes, the Subordinated Loan Agreement or otherwise under or in respect of the Notes;
(c)	(other than as permitted under Clause 16.4 (Substitution) of this Trust Deed) to approve the substitution of any person for the Issuer (or any previous substitute) as principal obligor under the Notes;
(d)	to remove any Trustee;
(e)	to approve the appointment of a new Trustee;
(f)	to authorise the Trustee (subject to its being indemnified and/or secured to its satisfaction) or any other person to execute all documents and do all things necessary to give effect to any Extraordinary Resolution;
(g)	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Notes;
(h)	to give any other authorisation or approval which under this Trust Deed or the Notes is required to be given by Extraordinary Resolution; and
(i)	to appoint any persons as a committee to represent the interests of the Noteholders and to confer upon such committee any powers which the Noteholders could themselves exercise by Extraordinary Resolution.
18.	EXTRAORDINARY RESOLUTION BINDS ALL HOLDERS

An Extraordinary Resolution shall be binding upon all Noteholders, whether or not present at such Meeting, and each of the Noteholders shall be bound to give effect to it accordingly. Notice of the result of every vote on an Extraordinary Resolution shall be given to the Noteholders and the Paying Agents and the Registrar (with a copy to the Issuer and the Trustee) within 14 days of the conclusion of the Meeting.

19.	MINUTES

Minutes of all resolutions and proceedings at each Meeting shall be made. The Chairman shall sign the minutes, which shall be prima facie evidence of the proceedings recorded therein. Unless and until the contrary is proved, every such Meeting in respect of the proceedings of which minutes have been summarised and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

20.	WRITTEN RESOLUTION

A Written Resolution shall take effect as if it were an Extraordinary Resolution.

21.	FURTHER REGULATIONS

Subject to all other provisions contained in this Trust Deed, the Trustee may without the consent of the Issuer or the Noteholders prescribe such further regulations regarding the holding of Meetings of Noteholders and attendance and voting at them as the Trustee may in its sole discretion determine.

22.	SEVERAL SERIES

The following provisions shall apply where outstanding Notes belong to more than one series:

(a)	Business which in the opinion of the Trustee affects the Notes of only one series shall be transacted at a separate Meeting of the holders of the Notes of that series.
(b)	Business which in the opinion of the Trustee affects the Notes of more than one series but does not give rise to an actual or potential conflict of interest between the holder of Notes of one such series and the holders of Notes of any other such series shall be transacted either at separate Meetings of the holders of the Notes of each such series or at a single Meeting of the holders of the Notes of all such Series, as the Trustee shall in its absolute discretion determine.
(c)	Business which in the opinion of the Trustee affects the Notes of more than one series and gives rise to an actual or potential conflict of interest between the holders of Notes of one such series and the holders of Notes of any other such series shall be transacted at separate Meetings of the holders of the Notes of each such series.
(d)	The preceding paragraphs of this Schedule shall be applied as if references to the Notes and Noteholders were to the Notes of the relevant series and to the holders of such Notes.
(e)	In this paragraph, "business" includes (without limitation) the passing or rejection of any resolution.

SCHEDULE 6
Form of Notice of Charge and Assignment by way of security of Subordinated Loan Agreement

To: Closed Joint-Stock Company Commercial Bank PrivatBank

And to:

(A)             9 February 2006

(B)             Dear Sirs,

(C)            Subordinated Loan Agreement dated 2 February 2006
between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender") relating to a Subordinated
Loan of U.S.$150,000,000 (the "Subordinated Loan Agreement")

(D)            We refer to the Subordinated Loan Agreement and to the Trust Deed (the "Trust Deed") dated 9 February 2006 made between Standard Bank Plc (the "Issuer") and J.P. Morgan Corporate Trustee Services Limited (the "Trustee") relating to U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 of the Issuer (the "Notes"). We hereby give you notice in your capacity as borrower under the Subordinated Loan Agreement that as contemplated by clause 19.3 (Assignment by the Lender) of the Subordinated Loan Agreement we have on 9 February 2006 by virtue of the provisions of Clause 4.1 (The Charge) of the Trust Deed charged by way of first fixed charge in favour of the Trustee, to secure the payment of all amounts due under the Notes and all other moneys payable under the Trust Deed or in respect of the Notes subject to the proviso set out in Clause 4 (Security Interests) of the Trust Deed, the following:

(i)	all of the Issuer's rights, interests and benefits in and to (i) principal, interest and other amounts now or hereafter paid and payable by the Borrower to the Issuer as lender under the Subordinated Loan Agreement; and (ii) all amounts now or hereafter paid or payable by the Borrower under or in respect of any claim, award or judgment relating to the Subordinated Loan Agreement; and
(ii)	all of the Issuer's rights, interest and benefit in and to all sums held on deposit from time to time in the Collection Account together with the debt represented thereby;

(E)             Provided that the Reserved Rights (as defined in the Trust Deed) shall not be subject to such charge.

(F)             In addition, we hereby give you notice in your capacity as borrower under the Subordinated Loan Agreement that as contemplated by clause 19.3 (Assignments by the Lender) of the Subordinated Loan Agreement we have on 9 February 2006 by virtue of the provisions of Clause 4.2 (Assignment) of the Trust Deed assigned absolutely by way of security to the Trustee all the rights, interests and benefits whatsoever, both present and future, which have accrued or may accrue to the Issuer as lender under or pursuant to the Subordinated Loan Agreement (including, without limitation, the right to declare the Subordinated Loan immediately due and payable and to take proceedings to enforce the obligations of the Borrower) other than and excluding the Reserved Rights (as defined in the Trust Deed) and any rights, interests and benefits charged to the Trustee pursuant to Clause 4.1 (The Charge) of the Trust Deed.

(G)            The Issuer hereby unconditionally instructs and authorises the Borrower:

(a)	to disclose to the Trustee without any reference to or further authority from the Issuer such information relating to the Subordinated Loan Agreement or the Subordinated Loan as the Trustee may at any time and from time to time request the Borrower to disclose to it; and
(b)	at any time and from time to time upon receipt by the Borrower of instructions from the Trustee in writing pursuant to the terms of the Trust Deed and in respect of the assignment in Clause 4.2 (Assignment) of the Trust Deed, to act in accordance with such instructions without any reference to or further authority from the Issuer.

(H)            The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and Trustee together give the Borrower notice in writing revoking them.

(I)               This letter shall be governed by and construed in accordance with English law.

(J)             Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

(K)             Yours faithfully

(L)             for and on behalf of
STANDARD BANK PLC

(M)                                                                                                                                             Name: Name:

(N)                                                                                                                                              Title: Title:

(O)

cc: J.P. Morgan Corporate Trustee Services Limited

Trinity Tower

9 Thomas More Street

London E1W 1YT

Fax: +44 20 7777 5410

Attention: Manager, Trust Administration

SCHEDULE 7
Form of Acknowledgement of Notice of Charge and Assignment by Way of Security of Subordinated Loan Agreement

To: J.P. Morgan Corporate Trustee Services Limited

Trinity Tower

9 Thomas More Street

London E1W 1YT

Attention: Manager, Trust Administration

(P)             9 February 2006

(Q)            Dear Sirs,

(R)            Subordinated Loan Agreement dated 2 February 2006
between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender") relating to a Subordinated
Loan of U.S.$150,000,000 (the "Subordinated Loan Agreement")

(S)             We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Subordinated Loan Agreement and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

(T)             We hereby further acknowledge and confirm to you that:

(a)	we have notice of the charges and assignment created by the Trust Deed (the "Trust Deed") dated 9 February 2006 and made between Standard Bank Plc and yourself;
(b)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set off, any other equities against the Issuer or any other rights in respect of the Subordinated Loan Agreement or from time to time becoming due to the Issuer under the Subordinated Loan Agreement;
(c)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Subordinated Loan Agreement or sums from time to time becoming due thereunder.

(U)            We undertake that, in the event of our becoming aware at any time that any person or entity other than you or the Issuer has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Subordinated Loan Agreement or sums from time to time becoming due thereunder, we will forthwith give written notice thereof to you and to the Issuer.

(V)             We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they are required by you in connection with the security which has been constituted by the Issuer in your favour and the absolute assignment by way of security under the Trust Deed each referred to in the letter a copy of which is attached hereto.

(W)           This letter is governed by, and shall be construed in accordance with, English law.

(X)             Yours faithfully,

For and on behalf of

CLOSED JOINT-STOCK COMPANY COMMERCIAL BANK PRIVATBANK

SCHEDULE 8
Form of Notice of Charge of the collection Account

To: JPMORGAN CHASE BANK, N.A.

(Y)             9 February 2006

(Z)             Dear Sirs,

(AA)         Subordinated Loan Agreement dated 2 February 2006
between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender") relating to a Subordinated
Loan of U.S.$150,000,000 (the "Subordinated Loan Agreement")

(BB)         We refer to the Subordinated Loan Agreement and to the Trust Deed (the "Trust Deed") dated 9 February 2006 and made between Standard Bank Plc (the "Issuer") and J.P. Morgan Corporate Trustee Services Limited (the "Trustee") relating to U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 of the Issuer (the "Notes"). We hereby give you notice that we have on 9 February 2006 by virtue of the provisions of Clause 4.1 (The Charge) of the Trust Deed charged by way of first fixed charge as continuing security for the payment of all sums due under the Trust Deed and the Notes, subject to the provisos set out in Clause 4 (Security Interests) of the Trust Deed, all the rights, title and interest in and to all sums of money now or in the future deposited in the Collection Account No: 25401102 held in our name with you and the debts represented by such sums.

(CC)        The Issuer hereby unconditionally instructs and authorises you at any time following a Relevant Event (as defined in the Trust Deed):

(a)	to disclose to the Trustee without reference to or further authority from the Issuer such information relating to the Collection Account and the sums therein as the Trustee may at any time and from time to time request you to disclose to it;
(b)	to hold all sums from time to time standing to the credit of the Collection Account to the order of the Trustee;
(c)	to pay or release all or any part of the sums standing to the credit of the Collection Account in accordance with the written instructions of the Trustee; and
(d)	to comply with the terms of any written notice or instructions in any way relating to or purporting to relate to the charge and pledge specified above, the sums standing to the credit of the Collection Account or the debts represented thereby which you receive at any time from the Trustee without any reference to or further authority from us and without any inquiry by you as to the justification or validity of such notices or instructions.

(DD)        The instructions and authorisations which are contained in this letter shall remain in full force and effect until the Issuer and the Trustee together give you notice in writing revoking them.

(EE)         This letter shall be governed and construed in accordance with English law.

(FF)          Would you please acknowledge receipt of this letter and your acceptance of the instructions and authorisations contained in it by signing the form of acknowledgement attached to the enclosed copy of this letter and returning it forthwith to the Trustee at the address below with a copy to us.

(GG)        Yours faithfully,

(HH)

(II)             for and on behalf of
STANDARD BANK PLC

(JJ)                                                                                                                                            Name: Name:

(KK)                                                                                                                                           Title: Title:

cc: J.P. Morgan Corporate Trustee Services Limited

Trinity Tower

9 Thomas More Street

London E1W 1YT

Fax: +44 20 7777 5410

Attention: Manager, Trust Administration

SCHEDULE 9
Form of Acknowledgement of Notice of Charge of the collection Account

To: J.P. Morgan Corporate Trustee Services Limited

Trinity Tower

9 Thomas More Street

London E1W 1YT

Fax: +44 20 7777 5410

Attention: Manager, Trust Administration

9 February 2006

Dear Sirs,

(LL)          Subordinated Loan Agreement dated 2 February 2006
between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender") relating to a Subordinated
Loan of U.S.$150,000,000 (the "Subordinated Loan Agreement")

(MM)       We hereby acknowledge receipt of a letter (a copy of which is attached hereto) of today’s date addressed to us by the Issuer regarding the Collection Account therein referred to, and we hereby accept the instructions and authorisations contained therein and undertake to act in accordance and comply with the terms thereof.

(NN)        We hereby further acknowledge and confirm to you that:

(a)	we have notice of the charges and assignments created by the Trust Deed (the "Trust Deed") dated 9 February 2006 made between Standard Bank Plc and yourselves;
(b)	we do not have, and will not make or exercise, any claims or demands, any rights of counter-claim, rights of set-off or any other equities or security interest against the Issuer in respect of the Collection Account, the sums therein or the debts represented thereby; and
(c)	we have not, as at the date hereof, received any notice that any third party has or will have any rights or interest whatsoever or has made or will be making any claim or demand or taking any action whatsoever in respect of the Collection Account, the sums therein or the debts represented thereby.

(OO)        We undertake that, in the event of our becoming aware at any time that any person or entity other than you has or will have any rights or interests whatsoever in or has made or will be making any claim or demand or taking any action whatsoever in respect of the Collection Account, the sums therein or the debts represented thereby, we will forthwith give written notice thereof to you and to the Issuer.

(PP)         We have made the acknowledgements and confirmations and have given the undertaking set out in this letter in the knowledge that they will be required by you in connection with the security which has been constituted by the Issuer in your favour under the Trust Deed referred to in the letter a copy of which is attached hereto.

(QQ)        This letter is governed by, and shall be construed in accordance with English law.

(RR)        Yours faithfully,

(SS)

(TT)         for and on behalf of
JPMORGAN CHASE BANK, N.A.
as Principal Paying Agent

(UU)

cc: Standard Bank Plc

SCHEDULE 10
Trustee's Powers In Relation To The Charged Property And The Transferred Rights

(i)	Power to demand and collect or arrange for the collection of and receive all amounts which shall from time to time become due and payable in respect of the Charged Property or Transferred Rights.
(ii)	Power to compound, give receipts and discharges for, settle and compromise any and all sums and claims for money due and to become due in respect of the Charged Property or Transferred Rights.
(iii)	Power to exercise all or any of the powers or rights which but for the creation of the Security Interests would have been exercisable by the Issuer in respect of the Charged Property or Transferred Rights.
(iv)	Power to file any claim, to take any action, and to institute and prosecute or defend any legal, arbitration or other proceedings.
(v)	Power to lodge claims and prove in and to institute, any insolvency proceedings of whatsoever nature relating to the Borrower.
(vi)	Power to execute, deliver, file and record any statement or other paper to create, preserve, perfect or validate the creation of the Security Interests to enable the Trustee to exercise and enforce its rights under this Trust Deed.
(vii)	Power to apply for, obtain, make and renew any approvals, permissions, authorisations and other consents and all registrations and filings which may be desirable or required to create or perfect the Security Interests or to ensure the validity, enforceability or admissibility in evidence of this Trust Deed in any jurisdiction.

SCHEDULE 11
Form Of Certification Of Irrevocable And Unconditional Discharge By Issuer Of All Sums Under Trust Deed And The Notes

To:	J.P. Morgan Corporate Trustee Services Limited Trinity Tower 9 Thomas More Street London E1W 1YT

Fax: +44 20 7777 5410

Attention: Manager, Trust Administration

Dear Sirs,

(VV)         Trust Deed dated 9 February 2006 relating to U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 (the "Trust Deed") relating to a Subordinated Loan Agreement between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender" or the "Issuer") relating to a Subordinated Loan of U.S.$ 150,000,000 dated 9 February 2006 (the "Subordinated Loan Agreement")

(WW)      Terms herein shall have the meaning ascribed to them in the Trust Deed.

(XX)         Pursuant to sub-clause 4.2.2 of Clause 4.2 (Assignment) of the Trust Deed:

(i)	we hereby confirm to you and certify that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and
(ii)	we request that you release, reassign or discharge the Transferred Rights to, or to the order of the Issuer; and
(iii)	we agree that no such release, reassignment or discharge of the Security Interests to, or to the order of the Issuer shall be effective unless and until the Trustee's proper costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

(YY)         This letter is governed by, and shall be construed in accordance with English law.

(ZZ)          Yours faithfully,

(AAA)

for and on behalf of
STANDARD BANK PLC

[Authorised Signatory]

[Authorised Signatory]

SCHEDULE 12
Form Of Release, Reassignment Or Discharge Of Transferred Rights

To: Standard Bank Plc

Dear Sirs,

(BBB)     Trust Deed dated 9 February 2006 relating to U.S.$150,000,000 8.75 per cent. Loan Participation Notes due 2016 with an interest rate step up in 2011 (the "Trust Deed") relating to a Subordinated Loan Agreement between Closed Joint-Stock Company Commercial Bank PrivatBank (the "Borrower") and Standard Bank Plc (the "Lender" or the "Issuer") relating to a Subordinated Loan of U.S.$150,000,000 dated 9 February 2006 (the "Subordinated Loan Agreement")

(CCC)    Terms herein shall have the meaning ascribed to them in the Trust Deed.

(DDD)    We have your letter of [•] whereby pursuant to sub-clause 4.2.2 of Clause 4.2 (Assignment) of the Trust Deed:

(i)	you have confirmed to us and certified that the Issuer has irrevocably and unconditionally paid and discharged all of the sums under the Trust Deed and the Notes; and
(ii)	you have requested that we release, reassign or discharge the Security Interests to, or to the order of the Issuer; and
(iii)	you have agreed that no such release, reassignment or discharge of the Security Interests to, or to the order of the Issuer shall be effective unless and until the Trustee's proper costs in connection with such release, reassignment or discharge are paid to, or to the order of the Trustee.

We hereby confirm that the Borrower paid our costs in connection with such release, reassignment or discharge of the Security Interests to the Issuer.

We hereby release, reassign or discharge the Security Interests under Clause 4.2 (Assignment) of the Trust Deed to the order of the Issuer.

This letter is governed by, and shall be construed in accordance with English law.

(EEE)     Yours faithfully,

(FFF)

for and on behalf of
J.P. MORGAN CORPORATE TRUSTEE SERVICES LIMITED

[Authorised Signatory]

[Authorised Signatory]

EXECUTION PAGES

Executed as a deed by ) SIMON HUNT

)

as attorney for )

(A)            STANDARD BANK PLC )

(B)             In the presence of:

(C)             Signature of witness:

(D)            Name of witness: MARIA TERESA BEYRA

(E)             Address of witness: 25 DOWGATE HILL, LONDON EC4R 2SB

(F)             Occupation of witness: MANAGER

The Common Seal of

J.P. Morgan cORPORATE TRUSTEE SERVICES LIMITED

was affixed to this Deed in the presence of:

Signature of authorised signatory

Name of authorised signatory

JASON MISTRY

Signature of authorised signatory

Name of authorised signatory

ANDREW BROWN